Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT is dated as of May 15, 2013 (this “Amendment”) and is entered into by and among EXOPACK, LLC, a Delaware limited liability company (“Exopack OpCo”), CELLO-FOIL PRODUCTS, INC., a Michigan corporation (“Cello-Foil OpCo,” and together with Exopack OpCo, collectively, the “Borrowers,” and individually, a “Borrower”), EXOPACK KEY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), EXOPACK HOLDING CORP., a Delaware corporation (“Intermediate Holdings”), the other Loan Parties party hereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), in its own capacity and acting with the consent of the Consenting Lenders.
RECITALS
WHEREAS, the Borrowers, Holdings, Intermediate Holdings, certain subsidiaries of Holdings, the lenders from time to time party thereto (each an “Existing Lender” and collectively, the “Existing Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of May 31, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);
WHEREAS, pursuant to and in accordance with Section 11.01 of the Credit Agreement, the Borrowers have requested that the Credit Agreement be amended as provided herein to, among other things, (i) permit any agreement (and the transactions contemplated thereby) between a Borrower or a Subsidiary and a commercial bank of other financial institution pursuant to which such Borrower or Subsidiary, as applicable, agrees to sell to such commercial bank or other financial institution such Borrower or Subsidiary’s accounts receivable owing by certain of its customers at a discount, for each such account receivable, on such conditions as herein agreed and (ii) add Sun Capital Partners V, LP to the definition of Sponsor Group (collectively, the “Proposed Operative Amendments”);
WHEREAS, pursuant to and in accordance with Section 11.01 of the Credit Agreement, the Borrowers have requested that the Credit Agreement be further amended as provided herein to, among other things, reduce the interest rate applicable to the Term Loans (the “Proposed Repricing Amendments,” and together with the Proposed Operative Amendments, the “Proposed Amendments”);
WHEREAS, Merrill Lynch, Pierce, Fenner & Smith, Incorporated will act as sole lead arranger (the “First Amendment Sole Lead Arranger”) under this Amendment;
WHEREAS, each Existing Lender (a “Consenting Lender”) that executes and delivers a consent to this Amendment in the form of the “Lender Consent” attached hereto as Annex I (each, a “Lender Consent”) shall have consented to the Proposed Amendments to the Credit Agreement set forth in this Amendment;
WHEREAS, both prior to and after giving effect to the Assignment Agreements, the Consenting Lenders shall constitute the Required Lenders, and after giving effect to the Assignment Agreements, the Consenting Lenders shall constitute all Lenders; and
WHEREAS, the Administrative Agent, in its own capacity and at the direction and for and on behalf of each Consenting Lender, is willing, on the terms and subject to the conditions set forth below, to consent to the Proposed Amendments of and waivers under the Credit Agreement described herein.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS

Exhibit 10.1

SECTION 1.1    Certain Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. As used in this Amendment:
“Administrative Agent” is defined in the preamble hereto.
“Amended Credit Agreement” is defined in Section 2.2 hereof.
“Amendment” is defined in the preamble hereto.
“Assigned Term Loan Interest Payment” is defined in Section 5.7 hereof.
“Assigned Term Loans” is defined in Section 5.1 hereof.
“Assigning Lenders” is defined in Section 5.1 hereof.
“Assignment Agreements” is defined in Section 5.1 hereof.
“Borrower” or “Borrowers” is defined in the preamble hereto.
“Cello-Foil OpCo” is defined in the preamble hereto.
“Consenting Lender” is defined in the fifth recital hereto.
“Credit Agreement” is defined in the first recital hereto.
“Existing Lender” is defined in the first recital hereto.
“Exopack OpCo” is defined in the preamble hereto.
“First Amendment Effective Date” shall mean the date on which the conditions set forth in Article IV of this Amendment are satisfied or waived.
“First Amendment Sole Lead Arranger” is defined in the fourth recital hereto.
“Holdings” is defined in the preamble hereto.
“Intermediate Holdings” is defined in the preamble hereto.
“Lender” means a Lender holding Term Loans.
“Lender Consent” is defined in the fifth recital hereto.
“Proposed Amendments” is defined in the third recital hereto.
“Proposed Operative Amendments” is defined in the second recital hereto.
“Proposed Repricing Amendments” is defined in the third recital hereto.
“Replacement Lenders” is defined in Section 5.1 hereof.
“Repricing Effective Date” shall mean the date on which the conditions set forth in Article V of this Amendment are satisfied or waived.

2

Exhibit 10.1

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT
SECTION 2.1    Amendments on the First Amendment Effective Date. Subject to the conditions and upon the terms set forth in Article IV of this Amendment and in reliance on the representations and warranties of the Loan Parties party hereto, the Administrative Agent (in its own capacity and at the direction and for and on behalf of each Consenting Lender) agrees that on the First Amendment Effective Date, the Credit Agreement shall be amended and modified to reflect the Proposed Operative Amendments set forth in Article I (defined terms “Eligible Customer Sponsored Program and Sponsor Group), Section 4.03, Section 7.01(s), Section 7.05(l) and Section 7.09 of Annex II attached hereto and any term or provision of the Credit Agreement which is different from that set forth in such Proposed Operative Amendments shall be replaced and superseded in all respects by the terms and provisions of such Proposed Operative Amendments.
SECTION 2.2    Amendments on the Repricing Effective Date. Subject to the conditions and upon the terms set forth in Article V of this Amendment and in reliance on the representations and warranties of the Loan Parties set forth in this Amendment, the Loan Parties and the Administrative Agent (in its own capacity and at the direction and for and on behalf of each Consenting Lender) agree that on the Repricing Effective Date, the Credit Agreement shall be amended and modified in its entirety as reflected in the form set forth in Annex II hereto (after giving effect to this Amendment, the “Amended Credit Agreement”) and any term or provision of the Credit Agreement which is different from that set forth in the Amended Credit Agreement shall be replaced and superseded in all respects by the terms and provisions of the Amended Credit Agreement.
SECTION 2.3    Waivers. Notwithstanding anything set forth in the Credit Agreement to the contrary, including, without limitation, Sections 2.08, 2.12 and 2.13 thereof, (a) each Lender hereby consents to the Borrowers’ payment in cash, on the Repricing Effective Date, to the Administrative Agent, for the account of the Assigning Lenders, of all interest with respect to the Assigned Term Loans accrued on or prior to the Repricing Effective Date and payable to such Assigning Lenders in accordance with Sections 11.01 and 11.13 of the Credit Agreement, (b) each Lender, each Borrower, the Administrative Agent and each other party hereto hereby acknowledges and agrees that such payment by the Borrowers shall relieve the Replacement Lenders from any obligation under Sections 11.01 and 11.13 to pay the Assigning Lenders an amount equal to accrued interest on any Assigned Term Loans, and (c) each Lender, each Borrower, the Administrative Agent and each other party hereto hereby acknowledges and agrees that the Borrowers shall, on the next to occur Interest Payment Date after the Repricing Effective Date for each Eurodollar Rate Loan and each Base Rate Loan outstanding on the date hereof, pay to the Administrative Agent, for the account of the Lenders, such interest payment as is otherwise due and payable on such Eurodollar Rate Loan or Base Rate Loan on such Interest Payment Date in accordance with the Credit Agreement, less an amount equal to the Assigned Term Loan Interest Payment attributable to such Eurodollar Rate Loan or Base Rate Loan (which such amount shall be solely allocated to and solely deducted from the interest payment otherwise due and payable by the Borrowers on such Interest Payment Date in respect of each Eurodollar Rate Loan or Base Rate Loan constituting an Assigned Term Loan).
ARTICLE III

AMENDMENTS TO OTHER CREDIT DOCUMENTS
SECTION 3.1    Amendments to Other Credit Documents. Subject to the conditions and upon the terms set forth in this Amendment and in reliance on the representations and warranties of the Loan Parties set forth in this Amendment, each Loan Party and the Administrative Agent (in its own capacity and at the direction and for and on behalf of each Consenting Lender) agree that on the First Amendment Effective Date:
SECTION 3.1.1.    Section 3(a) of the Security Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

3

Exhibit 10.1

“(a)    This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (and any successor provision thereof)), of all Obligations with respect to every Grantor, but excluding all Excluded Swap Obligations.
SECTION 3.1.2.    Section 3 of the Pledge Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:
“3.    Security for Obligations. This Agreement secures, and the Pledged Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Credit Agreement, the other Loan Documents, each Secured Cash Management Agreement and each Secured Hedge Agreement and all obligations of Pledgors now or hereafter existing under this Agreement including, without limitation, all fees, costs and expenses whether in connection with collection actions hereunder or otherwise, but excluding all Excluded Swap Obligations (collectively, the “Secured Obligations”).

ARTICLE IV

CONDITIONS TO EFFECTIVENESS OF THE PROPOSED OPERATIVE AMENDMENTS
The effectiveness of this Amendment as it relates to the Proposed Operative Amendments as set forth in Section 2.1 hereof are subject to the satisfaction (or waiver by each Consenting Lender and the Administrative Agent) of the following conditions:
SECTION 4.1    The Administrative Agent (or its counsel) shall have received from each Consenting Lender that, collectively, constitute the Required Lenders before giving effect to the Assignment Agreements, a duly executed Lender Consent.
SECTION 4.2    At the time of and immediately after the First Amendment Effective Date, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
SECTION 4.3    The representations and warranties set forth in each Loan Document (including those set forth in Article VI of this Amendment) shall be true and correct in all material respects on and as of the date hereof and the First Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, that, in each case, such materiality qualifer shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
SECTION 4.4    The First Amendment to the Revolving Credit Agreement shall have been duly executed and delivered by the Borrowers, shall be in full force and effect and shall be on terms reasonably satisfactory to the Administrative Agent.
SECTION 4.5    The Administrative Agent shall have received from the Borrowers payment of (i) all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) required to be paid pursuant to the Credit Agreement and (ii) all other compensation required to be paid on the First Amendment Effective Date to the Administrative Agent, the First Amendment Sole Lead Arranger and their respective Affiliates as has been separately agreed between the Administrative Agent, the First Amendment Sole Lead Arranger and the Borrowers.

4

Exhibit 10.1

ARTICLE V

CONDITIONS TO EFFECTIVENESS OF THE PROPOSED REPRICING AMENDMENTS
The effectiveness of this Amendment as it relates to the Proposed Repricing Amendments set forth in Section 2.2 hereof are subject to the satisfaction (or waiver by each Lender and the Administrative Agent) of the following conditions:
SECTION 5.1    The Administrative Agent (or its counsel) shall have received from (i) an Assignment Agreement (collectively, the “Assignment Agreements”) with respect to each Lender that is not a Consenting Lender in respect of this Amendment, in each case assigning, in accordance with Sections 11.01 and 11.13 of the Credit Agreement, all such Term Loans of such Lender to the Administrative Agent or other Lender approved by each Borrower as evidenced by its signature thereon (all such Term Loans assigned pursuant to such Assignment Agreements, the “Assigned Term Loans,” all such assigning Lenders, the “Assigning Lenders,” and all such lenders accepting the Assigned Term Loans, the “Replacement Lenders”), (ii) after giving effect to such Assignment Agreements, a Lender Consent duly executed by each of the Replacement Lenders that, collectively with all other Consenting Lenders, constitute both (A) the Required Lenders and (B) all Lenders, in each case after giving effect to such Assignment Agreements, and (iii) each Loan Party, a counterpart of this Amendment duly executed by such party.
SECTION 5.2    At the time of and immediately after the Repricing Amendment Effective Date, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
SECTION 5.3    The representations and warranties set forth in each Loan Document (including those set forth in Article VI of this Amendment) shall be true and correct in all material respects on and as of the date hereof and the Repricing Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, that, in each case, such materiality qualifer shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
SECTION 5.4    The Administrative Agent shall have received, on behalf of themselves and the Lenders, a written opinion of (i) Kirkland and Ellis LLP, California, Delaware and New York counsel for the Loan Parties and (ii) Kreis, Enderle, Hudgins & Borsos, P.C., Michigan counsel for the Loan Parties, in each case dated the Repricing Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 5.5    The Administrative Agent shall have received from the Borrowers payment of (i) all accrued costs, fees and expenses (including reasonable fees, expenses and other charges of counsel) required to be paid pursuant to the Credit Agreement and (ii) all other compensation required to be paid on the Repricing Effective Date to the Administrative Agent, the First Amendment Sole Lead Arranger and their respective Affiliates as has been separately agreed between the Administrative Agent, the First Amendment Sole Lead Arranger and the Borrowers.
SECTION 5.6    The Administrative Agent shall have received (i) each Organization Document executed and delivered by each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Repricing Effective Date or a recent date prior thereto, or a certification by each Loan Party that the Organization Documents previously delivered by each Loan Party to the Administrative Agent have not been amended or otherwise modified and remain in full force and effect on the First Amendment Effective Date and the Repricing Amendment Effective Date; (ii) signature and incumbency certificates of the officers of such Loan Party executing this Amendment and the other Loan Documents dated the First Amendment Effective Date and the Repricing Effective Date, as applicable, to which it is a party; (iii) written resolutions by the board of directors, sole or managing member, or other governing authority, as applicable, reflecting each Loan Party’s approval and authorization to the execution, delivery and performance of this Amendment and the other Loan Documents dated the First Amendment Effective Date and the Repricing Effective Date, as applicable, to which it is a party or by which

5

Exhibit 10.1

it or its assets may be bound as of the First Amendment Effective Date and the Repricing Effective Date as applicable, certified as of the Repricing Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, dated as of a recent date prior to the Repricing Effective Date.
SECTION 5.7    The Borrowers shall have (a) paid all accrued and unpaid interest on the aggregate principal amount of the Assigned Term Loans and all amounts payable under Section 11.13 of the Credit Agreement to the Assigning Lenders (such interest payment, the “Assigned Term Loan Interest Payment”) and (b) pay to all Lenders, the Administrative Agent and the First Amendment Sole Lead Arranger all indemnities, cost reimbursements and other Obligations, if any, then due and owing to such Lenders, the Administrative Agent and the First Amendment Sole Lead Arranger under the Loan Documents (prior to the effectiveness of this Amendment) and of which the Borrowers have been notified in writing at least one Business Day prior to the Repricing Effective Date.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
SECTION 6.1    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Loan Parties represent and warrant to each of the Lenders, the Administrative Agent and the First Amendment Sole Lead Arranger that (i) as of the First Amendment Effective Date and immediately after giving effect to the transactions and amendments to occur on the First Amendment Effective Date and (ii) as of the Repricing Amendment Effective Date and immediately after giving effect to the transactions and amendments to occur on the Repricing Amendment Effective Date, as follows:
SECTION 6.1.1.    This Amendment has been duly authorized by all necessary corporate or limited liability company action of each Loan Party, has been executed and delivered by each Loan Party and constitutes, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 6.1.2.    The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on such date, true and correct in all material respects on and as of the First Amendment Effective Date and the Repricing Amendment Effective Date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided, that, in each case, such materiality qualifer shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
SECTION 6.1.3.    After giving effect to this Amendment and the transactions contemplated hereby on the First Amendment Effective Date and the Repricing Effective Date, as applicable, no event shall have occurred and be continuing that would constitute a Default or an Event of Default.
ARTICLE VII
EFFECTS ON LOAN DOCUMENTS
SECTION 7.1    Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
SECTION 7.2    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents,

6

Exhibit 10.1

nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents.
SECTION 7.3    The Borrowers and the other parties hereto acknowledge and agree that, on and after the First Amendment Effective Date and the Repricing Amendment Effective Date, as applicable, this Amendment and each of the other Loan Documents to be executed and delivered by a Loan Party on such dates shall constitute a Loan Document for all purposes of the Credit Agreement.
SECTION 7.4    On and after the First Amendment Effective Date and the Repricing Effective Date, as applicable, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
SECTION 7.5    Nothing herein shall be deemed to entitle any Loan Party to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 7.6    Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
ARTICLE VIII
MISCELLANEOUS
SECTION 8.1    Expenses. The Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the First Amendment Sole Lead Arranger in connection with this Amendment and any other documents prepared in connection herewith, in each case to the extent required by Section 11.04 of the Credit Agreement. The Borrowers hereby confirm that the indemnification provisions set forth in Section 11.04 of the Credit Agreement shall apply to this Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.
SECTION 8.2    First Amendment Sole Lead Arranger. The Borrowers and the Lenders agree that (a) the First Amendment Sole Lead Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers and (b) except as otherwise agreed to in writing by the Borrowers, the First Amendment Sole Lead Arranger shall have no duties, responsibilities or liabilities with respect to this Amendment, the Credit Agreement or any other Loan Document.
SECTION 8.3    Consents. For purposes of Section 11.06 of the Credit Agreement, the Borrowers hereby consent to any assignee of the First Amendment Sole Lead Arranger or any of its Affiliates becoming a Lender under the Amended Credit Agreement in connection with the initial syndication of the Assigned Term Loans to the extent the inclusion of such assignee in the syndicate had been disclosed in writing by the First Amendment Sole Lead Arranger to and agreed to by the Borrowers prior to the Repricing Effective Date.
SECTION 8.4    APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 8.5    Amendments; Execution in Counterparts; Severability.
SECTION 8.5.1.    Except as expressly amended hereby, the provisions of the Loan Documents are and shall remain in full force and effect.

7

Exhibit 10.1

SECTION 8.5.2.    This Amendment may not be amended nor may any provision hereof be waived except in accordance with Section 11.01 of the Credit Agreement.
SECTION 8.5.3.    This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.
SECTION 8.5.4.    In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.6     Reaffirmation.     Each of the Loan Parties party to the Credit Agreement and the other Loan Documents, in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Credit Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties (including the Replacement Lenders) and reaffirms the guaranties made pursuant to the Credit Agreement, (ii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect after giving effect to this Amendment, and (iv) nothing herein or in the Credit Agreement, as amended hereby, shall in any way limit any of the terms or provisions of such Loan Party’s Guarantee or obligations under any other Loan Document executed by such Loan Party (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
[Remainder of page intentionally left blank.]

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

[EXOPACK KEY HOLDINGS, LLC
By:
Name:
Title:
EXOPACK HOLDING CORP.
By:
Name:
Title:
EXOPACK, LLC
By:
Name:
Title:
CELLO-FOIL PRODUCTS, INC.
By:
Name:
Title:
EXOPACK-THOMASVILLE, LLC
By:
Name:
Title:

[Signature Page to First Amendment to Credit Agreement]

EXOPACK-ONTARIO, INC.
By:
Name:
Title:
CELLO-FOIL HOLDING CORP.
By:
Name:
Title:
TPG GROUP HOLDING CORP.
By:
Name:
Title:
TPG ENTERPRISES, INC.
By:
Name:
Title:
TPG (US), INC.
By:
Name:
Title:
EXOPACK ADVANCED COATINGS, LLC
By:

[Signature Page to First Amendment to Credit Agreement]

Name:
Title:
INTELICOAT TECHNOLOGIES IMAGE PRODUCTS MATTHEWS LLC
By:
Name:
Title:
EXOPACK-HEBRON, L.L.C.
By:
Name:
Title:
EXOPACK TECHNOLOGY, LLC
By:
Name:
Title: ]

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A.
as Administrative Agent

By: ______________________________________
Name:
Title:

[Signature Page to First Amendment to Credit Agreement]

Exhibit 10.1

ANNEX I
LENDER CONSENT TO FIRST AMENDMENT

LENDER CONSENT (this “Lender Consent”) to the First Amendment to Credit Agreement dated as of May 15, 2013 (the “Amendment”), among the Borrowers (as defined below), Holdings (as defined below), Intermediate Holdings (as defined below), the other Loan Parties thereto, the Administrative Agent (as defined below), in its own capacity and acting with the consent of the Consenting Lenders (as defined therein) to the Credit Agreement dated as of May 31, 2011 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among Exopack, LLC, a Delaware limited liability company (“Exopack OpCo”), Cello-Foil Products, Inc., a Michigan corporation (“Cello-Foil OpCo,” and together with Exopack OpCo, collectively, the “Borrowers”), Exopack Key Holdings, LLC, a Delaware limited liability company (“Holdings”), Exopack Holding Corp., a Delaware corporation (“Intermediate Holdings”), the other Loan Parties party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Amendment, and if not defined therein, in the Credit Agreement.

£    The undersigned Lender hereby irrevocably and unconditionally approves of and consents to the Amendment and authorizes and directs the Administrative Agent to execute the Amendment.

[Signature Page to First Amendment to Credit Agreement]

Signature Page to Lender Consent

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be duly executed and delivered by its proper and duly authorized officer(s).

_________________________________________,

as a Lender (type name of the legal entity)

By: ______________________________________
Name:
Title:

If a second signature is necessary:

By: ______________________________________
Name:
Title:

Name of Fund Manager (if any):
__________________________________________

Exhibit 10.1

ANNEX II
AMENDED CREDIT AGREEMENT

[Attached.]

CREDIT AGREEMENT
dated as of May 31, 2011,
and as amended as of May 15, 2013
among
EXOPACK, LLC, and
CELLO-FOIL PRODUCTS, INC.,
as Borrowers,
EXOPACK KEY HOLDINGS, LLC,
as Holdings,
EXOPACK HOLDING CORP.,
as Intermediate Holdings,
certain Subsidiaries of Exopack Key Holdings, LLC,
as Guarantors,
BANK OF AMERICA, N.A.,
as Administrative Agent,
and
the Lenders party hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED,
and

GOLDMAN SACHS LENDING PARTNERS LLC,
as Joint Lead Arrangers

and

HOULIHAN LOKEY CAPITAL, INC., IMPERIAL CAPITAL, LLC,
MESIROW FINANCIAL, INC. and OPPENHEIMER & CO. INC.,
as Co-Documentation Agents

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LA\3149316.5

Exhibit 10.1

TABLE OF CONTENTS
Section    Page
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms 1

1.02	Other Interpretive Provisions 39

1.03	Accounting Terms. 40

1.04	Rounding 40

1.05	Times of Day 40

1.06	Currency Equivalents Generally 40
ARTICLE II
the COMMITMENTS and Credit Extensions

2.01	The Loans 40

2.02	Borrowings, Conversions and Continuations of Loans 41

2.03	Intentionally Omitted. 42

2.04	Intentionally Omitted. 42

2.05	Prepayments 42

2.06	Intentionally Omitted. 45

2.07	Repayment of Loans 45

2.08	Interest 46

2.09	Fees 47

2.10	Computation of Interest and Fees 47

2.11	Evidence of Debt 47

2.12	Payments Generally; Administrative Agent’s Clawback 47

2.13	Sharing of Payments by Lenders 49

2.14	Incremental Facility 50

2.15	Loan Modifications 52

2.16	Discounted Voluntary Prepayments 53

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Exhibit 10.1

2.17	Nature and Extent of each Borrower’s Liability 55
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes 57

3.02	Illegality 61

3.03	Inability to Determine Rates 61

3.04	Increased Costs 61

3.05	Compensation for Losses 63

3.06	Mitigation Obligations; Replacement of Lenders 63

3.07	Survival 64
ARTICLE IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01	Conditions of Initial Credit Extension 64

4.02	Conditions to all Credit Extensions 67

4.03	Conditions to the First Amendment Effective Date 68

4.04	Conditions to the Repricing Effective Date 68
ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power 68

5.02	Authorization; No Contravention 69

5.03	Governmental Authorization; Other Consents 69

5.04	Binding Effect 69

5.05	Financial Statements; No Material Adverse Effect 69

5.06	Litigation 70

5.07	No Default 71

5.08	Ownership of Property; Liens; Investments 71

5.09	Environmental 71

5.10	Insurance 72

Exhibit 10.1

5.11	Taxes 72

5.12	ERISA Compliance 72

5.13	Subsidiaries; Equity Interests; Loan Parties 73

5.14	Margin Regulations; Investment Company Act 73

5.15	Disclosure 74

5.16	Compliance with Laws 74

5.17	Intellectual Property. 74

5.18	Solvency 74

5.19	Casualty, Etc. 74

5.20	Collateral Documents. 75
ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements 75

6.02	Certificates; Other Information 76

6.03	Notices 78

6.04	Payment of Obligations 79

6.05	Preservation of Existence, Etc. 79

6.06	Maintenance of Properties 80

6.07	Maintenance of Insurance 80

6.08	Compliance with Laws 80

6.09	Books and Records 80

6.10	Inspection Rights 80

6.11	Use of Proceeds 80

6.12	Covenant to Guarantee Obligations and Give Security 80

6.13	Compliance with Environmental Laws 84

6.14	Environmental Reports 85

6.15	Further Assurances 85

Exhibit 10.1

6.16	Post-Closing Obligations 85
ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens 85

7.02	Indebtedness 88

7.03	Investments 91

7.04	Fundamental Changes 93

7.05	Dispositions 94

7.06	Restricted Payments 96

7.07	Change in Nature of Business 97

7.08	Transactions with Affiliates 97

7.09	Burdensome Agreements 97

7.10	Use of Proceeds 97

7.11	Immaterial Subsidiaries 98

7.12	Capital Expenditures 98

7.13	Amendments of Organization Documents 98

7.14	Accounting Changes 98

7.15	Prepayments, Etc. of Indebtedness 98

7.16	Amendment of Indebtedness 99

7.17	Holding Company 99
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default 99

8.02	Remedies upon Event of Default 101

8.03	Application of Funds 102
ARTICLE IX
ADMINISTRATIVE AGENT

9.01	Appointment and Authority 103

Exhibit 10.1

9.02	Rights as a Lender 103

9.03	Exculpatory Provisions 103

9.04	Reliance by Administrative Agent 104

9.05	Delegation of Duties 105

9.06	Resignation and Removal of Administrative Agent 105

9.07	Non-Reliance on Administrative Agent and Other Lenders 106

9.08	No Other Duties, Etc. 106

9.09	Administrative Agent May File Proofs of Claim 106

9.10	Collateral and Guaranty Matters 107

9.11	Secured Cash Management Agreements and Secured Hedge Agreements 107
ARTICLE X
CONTINUING GUARANTY

10.01	Guaranty 108

10.02	Rights of Lenders 108

10.03	Certain Waivers 109

10.04	Obligations Independent 109

10.05	Subrogation 109

10.06	Termination; Reinstatement 109

10.07	Subordination 110

10.08	Stay of Acceleration 110

10.09	Condition of Borrower 110

10.10	Keepwell 110
ARTICLE XI
MISCELLANEOUS

11.01	Amendments, Etc. 110

11.02	Notices; Effectiveness; Electronic Communications 112

11.03	No Waiver; Cumulative Remedies; Enforcement 114

11.04	Expenses; Indemnity; Damage Waiver 115

v

Exhibit 10.1

11.05	Payments Set Aside 116

11.06	Successors and Assigns 117

11.07	Treatment of Certain Information; Confidentiality 122

11.08	Right of Setoff. 123

11.09	Interest Rate Limitation 123

11.10	Counterparts; Integration; Effectiveness 123

11.11	Survival of Representations and Warranties 124

11.12	Severability 124

11.13	Replacement of Lenders 124

11.14	Governing Law; Jurisdiction; Etc. 125

11.15	Waiver of Jury Trial 126

11.16	No Advisory or Fiduciary Responsibility 126

11.17	Electronic Execution of Assignments and Certain Other Documents 126

11.18	USA PATRIOT Act 127

11.19	Time of the Essence 127

11.20	Amendment and Restatement 127
SIGNATURES    S-1

Exhibit 10.1

SCHEDULES
1    EBITDA Adjustments
1.01    Immaterial Subsidiaries
2.01    Commitments and Applicable Percentages
5.05    Supplement to Interim Financial Statements
5.08(c)    Existing Liens
5.08(d)    Real Property
5.13    Subsidiaries and Other Equity Investments; Loan Parties
5.17    Intellectual Property Matters
6.12    Guarantors
7.02    Existing Indebtedness
11.02    Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of

A    Committed Loan Notice
B    Intentionally Omitted
C    Term B Note
D    Compliance Certificate
E-1    Assignment and Assumption
E-2    Administrative Questionnaire
E-3    Affiliated Lender Assignment and Assumption
F    Guaranty
G    Security Agreement
H    Pledge Agreement
I    Auction Procedures

CREDIT AGREEMENT

Exhibit 10.1

This CREDIT AGREEMENT (“Agreement”) is entered into as of May 31, 2011, and as amended as of May 15, 2013, by and among EXOPACK, LLC, a Delaware limited liability company (“Exopack OpCo”), CELLO-FOIL PRODUCTS, INC., a Michigan corporation (“Cello-Foil OpCo”, and together with Exopack OpCo, collectively, the “Borrowers” and individually, a “Borrower”), EXOPACK KEY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), EXOPACK HOLDING CORP., a Delaware corporation (“Intermediate Holdings”), CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, and MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED and GOLDMAN SACHS LENDING PARTNERS LLC, as joint lead arrangers.
PRELIMINARY STATEMENTS:
Pursuant to that certain Credit Agreement dated as of May 31, 2011 (the “Existing Credit Agreement”), by and among the Borrowers, Holdings, Intermediate Holdings, the Guarantors, the Lenders, the Administrative Agent and the Arrangers, the Borrowers requested that the Lenders provide a term B loan facility, and the Lenders lent to the Borrowers the Term B Loans, on the terms and subject to the conditions set forth therein.
On May 15, 2013, the First Amendment to the Existing Credit Agreement, dated as of the date thereof (the “First Amendment”), by and among the Borrowers, Holdings, Intermediate Holdings, the Guarantors, and the Administrative Agent, became effective.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree to amend this Agreement, and this Agreement is hereby amended, as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Accepting Lenders” has the meaning specified in Section 2.15(a) hereof.
“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets less Consolidated Current Liabilities at such time.
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.
“Affected Class” has the meaning specified in Section 2.15(a) hereof.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Affiliated Lender” shall mean any Affiliate of any Loan Party or any of their respective Subsidiaries, provided, however, that no Loan Party shall be permitted to be an Affiliated Lender.
“Affiliated Lender Assignment and Assumption” shall have the meaning assigned to such term in Section 11.06(b)(vii)(C).

Exhibit 10.1

“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement, as amended by the First Amendment, and as it may be further amended, restated, supplemented or otherwise modified and in effect from time to time.
“Allocable Amount” has the meaning specified in Section 2.17(c)(ii).
“Applicable Increased Term Loan Spread” means, at any time, with respect to any then existing Series of Term Loans at the time of the provision of any new Series of New Term Loans pursuant to Section 2.14 which is subject to an Effective Yield that is less than the Effective Yield applicable to such new Series of New Term Loans by more than 0.50% the margin per annum (expressed as a percentage) determined by the Administrative Agent (and notified to the Lenders) as the margin per annum required to cause the Effective Yield applicable to such newly created Series of New Term Loans to equal (i) the Effective Yield applicable to such newly created Series of Term Loans minus (ii) 0.50%. Each determination of the “Applicable Increased Term Loan Spread” shall be made by Administrative Agent taking into account the relevant factors outlined in the proviso to subclause (iv) of Section 2.14(c) and shall be conclusive and binding on all Lenders absent manifest error.
“Applicable Percentage” with respect to any Lender and any Series of Term Loans at any time, the percentage (carried out to the ninth decimal place) of the Term B Facility or Series of New Term Loan Facility represented by (a) at any time prior to the Closing Date or the applicable Increased Amount Date, as applicable, such Term B Lender’s Term B Commitment or New Term Loan Commitment, as applicable, at such time and (b) thereafter, the principal amount of such Term B Lender’s Term B Loans or Series of New Term Loans, as applicable, at such time. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Prepayment Percentage” shall mean, at any time, 75%; provided that so long as no Default or Event of Default then exists, (a) if at any time the Consolidated Leverage Ratio is less than 3.50:1:00 (as set forth in an officer’s certificate delivered pursuant to Section 6.02(b) for the Fiscal Year then last ended), the Applicable Prepayment Percentage shall instead be 50%, (b) if at any time the Consolidated Leverage Ratio is less than 2.00:1:00 (as set forth in an officer’s certificate delivered pursuant to Section 6.02(b) for the Fiscal Year then last ended), the Applicable Prepayment Percentage shall instead be 25%, and (c) if at any time the Consolidated Leverage Ratio is less than 1.50:1:00 (as set forth in an officer’s certificate delivered pursuant to Section 6.02(b) for the Fiscal Year then last ended), the Applicable Prepayment Percentage shall instead be 0%.
“Applicable Rate” means (a) in respect of the Term B Facility, 2.75% per annum for Base Rate Loans and 3.75% per annum for Eurodollar Rate Loans; and (b) in respect of any New Term Loan Facility, as specified in the Joinder Agreement in respect thereof delivered in accordance with Section 2.14(b); provided that on and after the date of the most recent incurrence of any New Term Loans, the Administrative Agent shall determine the Applicable Increased Term Loan Spread, if any, and, thereafter, the Applicable Rate for any Series of Term Loans (other than such Series of New Term Loans) shall be the higher of (i) the Applicable Increased Term Loan Spread for such Series of Term Loans and (ii) the Applicable Rate for such Type and Series of Term Loans as otherwise determined above in the absence of this proviso.
“Appropriate Lender” means, at any time, a Lender that has a Commitment or holds a Term B Loan at such time.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Goldman Sachs Lending Partners LLC, in their capacities as joint lead arrangers.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Exhibit 10.1

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
“Auction Manager” shall mean any of the Arrangers, the First Amendment Sole Lead Arranger or another investment bank of recognized standing selected by the Borrowers and reasonably satisfactory to the Administrative Agent that will manage the Discounted Voluntary Prepayment Offer.
“Auction Procedures” shall mean the auction procedures with respect to Discounted Voluntary Prepayment Offers set forth in Exhibit I hereto.
“Audited Financial Statements” means the audited consolidated balance sheet of Intermediate Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of Intermediate Holdings and its Subsidiaries, including the notes thereto.
“Available Amount” means, on any date (the “Determination Date”), an amount equal to:
(a)    the sum of:
(i)     the Available Retained ECF Amount on the Determination Date
(ii)    the cumulative amount of net cash proceeds from the sale of Equity Interests of any Parent Company after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of Holdings , and thereafter, either Borrower, and not previously applied for a purpose other than use in the Available Amount;
(iii)    100% of the aggregate amount of the net cash proceeds of contributions to the common capital of Holdings, and thereafter, either Borrower received Closing Date;
(iv)    100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of Holdings or any Loan Party issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in Holdings or any Parent Company; and
(v)    an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by Holdings or any Loan Party in respect of any Investments in Persons other than Subsidiaries permitted hereunder, minus
(b)    the sum of:
(i)    the aggregate amount of all Investments made by the Borrowers and their respective Subsidiaries pursuant to Section 7.03(h) on or after the Closing Date and on or prior to the Determination Date;

Exhibit 10.1

(ii)    the aggregate amount of all Restricted Payments made by the Borrowers and their respective Subsidiaries pursuant to Section 7.06(d) on or after the Closing Date and on or prior to the Determination Date; and
(iii)    the aggregate amount of repayments, repurchases, redemptions or defeasances of Indebtedness pursuant to Section 7.15(f).
“Available Retained ECF Amount” means (i) an amount which is initially equal to zero, but is never less than zero, plus (ii) the cumulative amount for all then-completed Excess Cash Flow Payment Periods of the amount of Excess Cash Flow permitted to be retained by the Borrowers for each Excess Cash Flow Payment Period (commencing with the Excess Cash Flow Payment Period ending December 31, 2011) after giving effect to the calculation of Excess Cash Flow for each such Excess Cash Flow Payment Period and the payment of Loans required pursuant to Section 2.05(b)(i) in respect of each such Excess Cash Flow Payment Period.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Bankruptcy Reform Act of 1988, as heretofore and hereafter amended, as codified at 11 U.S.C. §101 et seq.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Term B Loan or New Term Loan that bears interest based on the Base Rate.
“Board of Directors” means:
(a)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(b)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(c)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(d)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” and “Borrowers” have the respective meanings specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrower Restricted Information” shall mean any non-public information with respect to Holdings, Intermediate Holdings, any Borrower or any other Loan Party that could reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Lender’s decision to participate in any assignment pursuant to Section 11.06(b) or (ii) to the market price of the Term Loans or Equity Interests of Borrower, Intermediate Holdings or Holdings.
“Borrowing” means a Term B Borrowing.

Exhibit 10.1

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Capital Expenditures” means, with respect to any Person for any period the aggregate of all expenditures during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such Person.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided, however, that any lease that has been or should be recorded as an operating lease in accordance with GAAP in effect as of the Closing Date shall not, notwithstanding any change in the treatment of such leases after the Closing Date be characterized as a Capitalized Lease for any purposes hereunder.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and Liens permitted by Section 7.01):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 365 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or a lender under the Revolving Credit Agreement, (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $250,000,000, in each case with maturities of not more than 365 days from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof;
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;
(e)    Investments in local currencies held by Foreign Subsidiaries of either Borrower in cash deposit accounts for use in the ordinary course of such Foreign Subsidiaries’ businesses; and
(f)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

Exhibit 10.1

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender or the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Cash Management Agreement.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    at any time prior to the creation of a Public Market, the Sponsor Group shall cease to own and control legally and beneficially (free and clear of all Liens), either directly or indirectly, equity securities in Holdings representing more than 50% of the combined voting power of all of equity securities entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that the Sponsor Group have the right to acquire pursuant to any option right (as defined in clause (b) below)); or
(b)    at any time after the creation of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Sponsor Group becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or
(c)    at any time after the creation of a Public Market, during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one

Exhibit 10.1

or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
(d)    Holdings shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in the Borrowers; or
(e)    a “change of control” or any comparable term under, and as defined in, the Revolving Credit Agreement, the Senior Notes Indenture, the Refinancing Notes Indenture or the Permitted Unsecured Debt Documents shall have occurred.
“Closing Date” means May 31, 2011.
“Closing Date Distribution” means a Restricted Payment in the form of a dividend or other distribution with respect to Equity Interests, in cash, up to an aggregate amount of up to $150,000,000 made by Intermediate Holdings to Holdings and, thereafter, to any Parent Company and the Sponsor Group pursuant to Section 7.06(f).
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Intellectual Property Security Agreement, the Mortgages, collateral assignments, Security Agreement supplements, Pledge Agreement supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term B Commitment.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Commodity Exchange Act” means the Commodity Exchange Act (7. U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Consent Solicitation” means the solicitation by Intermediate Holdings from the holders of outstanding Existing Senior Notes of consents to certain amendments to the Existing Senior Notes Indenture in accordance with the terms of the Tender Offer Materials.
“Consolidated Cash Flow” means, at any date of determination, an amount equal to Consolidated Net Income of Intermediate Holdings and its Subsidiaries on a consolidated basis for the most recently completed Fiscal Year, plus,
(a)    the following to the extent deducted in calculating such Consolidated Net Income, without duplication:
(i)    other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by Intermediate Holdings and its Subsidiaries for such Fiscal Year);

Exhibit 10.1

(ii)    non-cash compensation charges or other non-cash expenses or charges arising from the grant or issuance of stock, stock options or other equity-based awards to directors, officers or employees of Intermediate Holdings and its Subsidiaries; minus
(b)    to the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income (in each case of or by Intermediate Holdings and its Subsidiaries for such Fiscal Year), other than the accrual of revenue in the ordinary course of business.
“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of Intermediate Holdings and its Subsidiaries at such time (other than cash and Cash Equivalents and amounts related to current or deferred Taxes on income or profits) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Intermediate Holdings and its Subsidiaries as current assets at such time.
“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of Intermediate Holdings and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement, the current portion of any other long-term Indebtedness which would otherwise be included therein, accruals of consolidated interest expense (excluding consolidated interest expense that is due and unpaid), accruals for current or deferred Taxes based on income or profits, that would, in accordance with GAAP, be classified on a consolidated balance sheet of Intermediate Holdings and its Subsidiaries as current liabilities at such time.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Intermediate Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus
(a)    the following to the extent deducted in calculating such Consolidated Net Income, without duplication:
(i)    Consolidated Interest Charges;
(ii)    the provision for Federal, state, local and foreign income taxes payable;
(iii)    depreciation and amortization expense;
(iv)    other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by Intermediate Holdings and its Subsidiaries for such Measurement Period);
(v)    payments pursuant to the Management Agreement as in effect on the Closing Date for such period, subject to the limitations set forth in the definition of “Permitted Payments to Parent;”
(vi)    non-cash compensation charges or other non-cash expenses or charges arising from the grant or issuance of stock, stock options or other equity-based awards to directors, officers or employees of Intermediate Holdings and its Subsidiaries;
(vii)    Sarbanes-Oxley compliance and other related public company expenses;
(viii)    cash restructuring charges or reserves and business optimization expense, including any restructuring costs, integration costs and other out-of-pocket costs and expenses incurred in connection with a purchase or other acquisition made pursuant to Section 7.03(g) after the Closing Date, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a public company or any other costs incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (vii) for any Measurement Period of four consecutive Fiscal Quarters shall not exceed $7,500,000;

Exhibit 10.1

(ix)    the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by Intermediate Holdings in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transaction or any acquisition or disposition by the Borrowers or any of their respective Subsidiaries, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrowers shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 6.02(b), certifying that (x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable in the good faith judgment of the Borrowers, and (y) such actions are to be taken within (I) in the case of any such cost savings, operating expense reductions and synergies in connection with the Transaction, 18 months after the Closing Date and (II) in all other cases, within 18 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, which is expected to result in such cost savings, expense reductions or synergies, (B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions and synergies are not associated with the Transaction or any other specified transaction, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (ix) to the extent occurring more than four full Fiscal Quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies, and (E) the aggregate amount of add backs made pursuant to this clause (ix) for any period of four consecutive Fiscal Quarters, when added to the aggregate amount of add backs made pursuant to clause (vii) above for such Measurement Period of four consecutive Fiscal Quarters, shall not exceed $15,000,000;
(x)    fees, expenses and bonuses to employees in connection with the Transaction;
(xi)    the historical adjustments set forth on Schedule 1 for the periods set forth therein; and
(xii)    other extraordinary non-recurring cash expenses, provided that the aggregate amount of add backs made pursuant to this clause (xii) when aggregated with add backs made pursuant to the foregoing clauses (viii) and (ix) for any Measurement Period of four consecutive Fiscal Quarters shall not exceed $22,500,000; and minus
(b)    the following to the extent included in calculating such Consolidated Net Income, without duplication:
(i)    Federal, state, local and foreign income tax credits; and
(ii)    all non-cash items increasing Consolidated Net Income (in each case of or by Intermediate Holdings and its Subsidiaries for such Measurement Period), other than the accrual of revenue in the ordinary course of business.
“Consolidated Funded Indebtedness” means, as of any date of determination, for Intermediate Holdings and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments (including, without limitation, Obligations hereunder, all Indebtedness under the Revolving Credit Agreement, all Indebtedness under the Senior Notes and the Refinancing Notes, if any, and all Obligations under any Permitted Unsecured Debt), (b) all purchase money Indebtedness, (c) all direct obligations and reimbursement obligations arising under commercial letters of credit, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Intermediate Holdings or its Subsidiary is a general partner

Exhibit 10.1

or joint venturer, unless such Indebtedness is expressly made non-recourse to Intermediate Holdings or such Subsidiary, as applicable.
“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Intermediate Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA of Intermediate Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Intermediate Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude:
(a)    extraordinary gains and extraordinary losses for such Measurement Period,
(b)    the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Intermediate Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and
(c)    any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Intermediate Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Intermediate Holdings or its Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Intermediate Holdings as described in clause (b) above).
“Consolidated Senior Secured Indebtedness” means, as of any date of determination, Consolidated Funded Indebtedness that is secured by or otherwise subject to any Lien on the assets or property of Intermediate Holdings or any of its Subsidiaries (including, without limitation, Indebtedness incurred under this Agreement and the Revolving Credit Agreement).
“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA of Intermediate Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Total Assets” means, as of any date of determination, the total amount of assets that would appear on a consolidated balance sheet of Intermediate Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Exhibit 10.1

“Credit Extension” means a Borrowing.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to Obligations, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans under the applicable Facility plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans, required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due or (c) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (c) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrowers and each Lender.
“Discounted Voluntary Prepayment” has the meaning specified in Section 2.16(a).
“Discounted Voluntary Prepayment Offer” has the meaning specified in Section 2.16(a).
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale-Leaseback Transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such Person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) either mandatorily or at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the Latest Maturity Date and (y) the date on which the Loans and all other Obligations that are accrued and payable are repaid in full and the Commitments are terminated; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or

Exhibit 10.1

exchangeable, that provide for such payments or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Intermediate Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Intermediate Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such Person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollar” and “$” mean lawful money of the United States.
“Effective Yield” means, as to any Term Loans of any Series, the effective yield on such Term Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the weighted average life to maturity of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v), (vi) and, if applicable, (vii) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)); provided that no Loan Party shall be an Eligible Assignee.
“Eligible Customer Sponsored Program” means any agreement (and the transactions contemplated thereby) between any Borrower or a Subsidiary thereof and a commercial bank or other financial institution pursuant to which (i) such Borrower or Subsidiary, as applicable, agrees to sell to such commercial bank or other financial institution such Borrower’s or Subsidiary’s accounts receivable owing by certain of its customers at a discount, for each such account receivable, (ii) all or substantially all of the proceeds of such transaction are paid immediately in cash, and (iii) the obligations of such Borrower or such Subsidiary, as applicable, thereunder are non-recourse to Holdings or any Subsidiary and do not otherwise obligate Holdings or any Subsidiary in any way (except for customary (as determined by such Borrower or such Subsidiary in good faith in its reasonable business judgment) representations, warranties, covenants and indemnities made with respect to such accounts receivable by such Borrower or Subsidiary) to such Borrower or such Subsidiary.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising in connection with any Environmental Liability (i) pursuant to, or in connection with any actual or alleged violation of any Environmental Law; or (ii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment or any exposure to Hazardous Materials.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to or imposing liability or standards of conduct concerning pollution, the protection of human health or the environment or the release, emission or discharge of any materials into the environment, including CERCLA.
“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), contingent or otherwise, directly or indirectly resulting from or based upon any (a) violation of any Environmental Law, (b) release, threatened release, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment or (e) contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Exhibit 10.1

“Environmental Permit” means any permit, approval, identification number, license or other authorization issued pursuant to any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Intermediate Holdings or either Borrower within the meaning of Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means, (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Intermediate Holdings or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Intermediate Holdings or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent under Section 4241 or 4245 of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the loss of a Pension Plan or Plan’s qualification or tax exempt status; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Intermediate Holdings or any ERISA Affiliate; (h) the failure by Intermediate Holdings or any ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Pension Plan unless such failure is cured within 30 days; or (i) the termination of a Pension Plan described in Section 4064 of ERISA.
“Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the greater of (a) 1.25% and (b) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate in the foregoing clause (b) is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
“Eurodollar Rate Loan” means a Term B Loan or a New Term Loan that bears interest at a rate based on the Eurodollar Rate.
“Event of Default” has the meaning specified in Section 8.01.
“Excess Cash Flow” means, for any Fiscal Year of Intermediate Holdings, the excess (if any) of (a) the sum of (i) Consolidated Cash Flow for such Fiscal Year and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such Fiscal Year (but excluding any such decrease in Adjusted Consolidated

Exhibit 10.1

Working Capital arising from a purchase or other acquisition made pursuant to Section 7.03(g) after the Closing Date or dispositions of any Person by Intermediate Holdings and/or its Subsidiaries during such period) over (b) the sum (for such Fiscal Year) of (i) Consolidated Interest Charges actually paid in cash by Intermediate Holdings and its Subsidiaries, (ii) scheduled principal repayments, to the extent actually made, of Term Loans pursuant to Section 2.07, (iii) all income taxes actually paid in cash by Intermediate Holdings and its Subsidiaries, (iv) Capital Expenditures actually made by Intermediate Holdings and its Subsidiaries in such Fiscal Year and, (v) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such Fiscal Year (but excluding any such increase in Adjusted Consolidated Working Capital arising from a purchase or other acquisition made pursuant to Section 7.03(g) after the Closing Date or disposition of any Person by Intermediate Holdings and/or its Subsidiaries).
“Excess Cash Flow Payment Period” means, with respect to any Excess Cash Flow Payment Date, the preceding Fiscal Year of Intermediate Holdings.
“Excluded Contributions” shall mean the cash received by either Borrower after the Closing Date from:
(a)    contributions to Holdings’ common Equity Interests, and
(b)    the sale (other than to a Subsidiary of Holdings or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an officer’s certificate on or promptly after the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. If so designated, Excluded Contributions shall not be counted toward any purpose under the Loan Documents (including, for the avoidance of doubt, any basket or the Available Amount) other than Section 7.03(i).
“Excluded Real Property” means Real Property with a Fair Market Value of less than $2,000,000.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal or unlawful.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrowers are located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii) (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii) and (e) any United States federal withholding tax imposed under FATCA.

Exhibit 10.1

“Existing Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
“Existing Senior Notes” means the “Notes” issued under the Existing Senior Notes Indenture.
“Existing Senior Notes Indenture” means that certain Indenture dated as of January 31, 2006 by and among Intermediate Holdings, as issuer, certain other persons parties thereto as guarantors and The Bank of New York, as trustee, as amended, supplemented or otherwise modified from time to time.
“Existing Senior Notes Indenture Amendment” shall mean the amendment to the Existing Senior Notes Indenture entered into in connection with the Consent Solicitation.
“Facility” means the Term B Facility and each New Term Loan Facility, if any.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date and any regulations or official interpretations thereof.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined in good faith by the Board of Directors of Intermediate Holdings.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means, collectively, (a) the letter agreement, dated May 5, 2011, among the Borrowers and the Arrangers and (b) the letter agreement, dated May 31, 2011, among the Borrowers and the Administrative Agent.
“First Amendment” has the meaning specified in the preliminary statements to this agreement.
“First Amendment Effective Date” means the date when each of the conditions to the effectiveness of the First Amendment set forth in Article IV of the First Amendment have been satisfied or waived.
“First Amendment Sole Lead Arranger” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Intermediate Holdings and its Subsidiaries ending on December 31 of each calendar year.
“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.
“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004, in each case as amended from time to time, and any successor statutes.
“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968, as amended from time to time, and any successor statute.

Exhibit 10.1

“Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under applicable Laws, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under applicable Laws, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by either Borrower or any Subsidiary under applicable Laws on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under applicable Laws and that could reasonably be expected to result in the incurrence of any liability by either Borrower or any of the Subsidiaries, or the imposition on either Borrower or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable Laws.
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Pension Plan” shall mean any defined benefit or defined contribution pension plan maintained outside of the jurisdiction of the United States that under applicable Laws is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
“Foreign Subsidiary” shall mean any Subsidiary of Holdings that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right,

Exhibit 10.1

contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor Payment” shall have the meaning specified in Section 2.17.
“Guarantors” means, collectively, Holdings, Intermediate Holdings, the Subsidiaries of Holdings listed on Schedule 6.12 and each other Subsidiary of Holdings that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.
“Guaranty” means, collectively, the Guaranty made by Holdings and the Guarantors under Article X in favor of the Secured Parties and the Guaranty made by each future Guarantor in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances or wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, at the time it enters into a Swap Contract required or permitted under Article VI or VII, is a Lender or an Affiliate of a Lender or the Administrative Agent or an Affiliate of the Administrative Agent, in its capacity as a party to such Swap Contract.
“Holdings” has the meaning specified in the introductory paragraph hereto.
“Immaterial Subsidiary” shall mean any Subsidiary of Holdings that (a) did not, as of the last day of the Fiscal Quarter of Holdings most recently ended, have assets with a value in excess of $50,000 as of such date, and (b) is indicated as such on Schedule 1.01 (as such Schedule may be updated from time to time by written notice from the Borrowers to the Administrative Agent).
“Increased Amount Date” has the meaning specified in Section 2.14(a).
“Increased Commitment Notice” has the meaning specified in Section 2.14(a).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not overdue by more than six (6) months unless being contested in good faith);

Exhibit 10.1

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Intellectual Property Security Agreement” has the meaning specified in the Security Agreement.
“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Closing Date among the Revolving Administrative Agent, the Revolving Collateral Agent and the Administrative Agent, as the same may be amended, restated, modified, supplemented or replaced from time to time in accordance with the terms thereof.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six, and if available to all Lenders, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

Exhibit 10.1

(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Intermediate Holdings” has the meaning specified in the introductory paragraph hereto.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 5.17.
“IP Security Agreement Supplement” has the meaning specified in the Security Agreement.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means the joinder agreement, if any, by and among the Borrowers, each New Term Loan Lender and the Administrative Agent, executed in accordance with Section 2.14, which shall set forth the terms and conditions for making of the New Term Loans by the New Term Loan Lenders.
“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date of the Term Loans.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the First Amendment, (c) the Notes, (d) the Guaranty, (e) the Collateral Documents, (f) the Fee Letter, (g) each Issuer Document, (h) the Intercreditor Agreement and (i) the Post-Closing Agreement.
“Loan Modification Agreement” shall mean a Loan Modification Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, by and among the Administrative Agent, the Borrowers, the other Loan Parties and one or more Accepting Lenders.
“Loan Modification Offer” has the meaning specified in Section 2.15(a) hereof.

Exhibit 10.1

“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Management Agreement” means that certain Consulting Agreement, dated as of May 31, 2011, between Intermediate Holdings and Sun Capital Partners Management IV, LLC, as in effect as of the Closing Date, and any renewals or replacements thereof or amendments thereto (as long as the terms of such renewals, replacements or amendments are not less favorable to the Lenders in any material respect, taken as a whole, as compared to such agreement as in effect on the Closing Date).
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets or condition (material or otherwise) of Intermediate Holdings or Intermediate Holdings and its Subsidiaries taken as a whole, (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Maturity Date” in respect of the Term B Facility means May 31, 2017 and, in respect of any other Facility shall have the meaning set forth in the Joinder applicable thereto delivered pursuant to and in accordance with Section 2.14; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters of Intermediate Holdings.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage” means an agreement, including a fee and/or leasehold mortgage, deed of trust, trust deed, deed to secure debt or any other document, creating and evidencing a first priority Lien on a Mortgaged Property, as applicable, which shall be in a form reasonably satisfactory to the Administrative Agent.
“Mortgaged Property” means (a) each Real Property identified to be mortgaged on Schedule 5.08(d) hereto and (b) each Real Property, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 6.12(b).
“Multiemployer Plan” means any employee benefit plan of the type described in Section (3)(37) of ERISA, to which Intermediate Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Net Cash Proceeds” means:
(a)    with respect to any Disposition by any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith, provided that if the amount of any estimated taxes pursuant to this subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds, (D) payments of attorneys’ fees, accountants’ fees, expenses, investment banking fees, commissions and other related customary items that are paid in connection with such transaction, and (E) any amounts required to be held in escrow until such time as such amounts are released from escrow whereupon such amounts shall be considered Net Cash Proceeds;

Exhibit 10.1

(b)    with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) (A) the underwriting discounts, commissions, fees and other reasonable and customary out-of-pocket costs and expenses, incurred by such Loan Party or such Subsidiary in connection therewith and (B) income taxes reasonably estimated to be actually payable.
“New Term Loan” has the meaning specified in Section 2.14(a).
“New Term Loan Commitments” has the meaning specified in Section 2.14(a).
“New Term Loan Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the New Term Loan Commitments at such time and (b) thereafter, the aggregate principal amount of the New Term Loans of all New Term Loan Lenders outstanding at such time.
“New Term Loan Lender” has the meaning specified in Section 2.14(a).
“New Term Loan Repayment Amount” shall have the meaning provided in Section 2.07(b).
“New Term Loan Repayment Date” shall have the meaning provided in Section 2.07(b).
“Non-Rejecting Lender” has the meaning specified in Section 2.05(d).
“Non-Tendered Notes” shall mean any outstanding Existing Senior Notes not validly tendered or validly tendered and subsequently withdrawn pursuant to the Tender Offer.
“Note” means a Term B Note.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that notwithstanding the foregoing or anything else herein to the contrary Excluded Swap Obligations shall not constitute “Obligations”.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.
“Parent Company” means CPG Finance, Inc., Sun Exopack, LLC and any successors thereto.

Exhibit 10.1

“Participant” has the meaning specified in Section 11.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Intermediate Holdings or any ERISA Affiliate or to which Intermediate Holdings or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Amendment” has the meaning specified in Section 2.15(c) hereof.
“Permitted Encumbrances” has the meaning specified in the Mortgages.
“Permitted Payments to Parent” means, without duplication as to amounts:
(a)    payments to or on behalf of Holdings or any Parent Company in an amount sufficient to pay out-of-pocket legal, accounting, filing and other general corporate overhead costs of Holdings and such Parent Company and franchise taxes and other fees required to maintain its existence actually and reasonably incurred by Holdings and such Parent Company, in any case in an aggregate amount not to exceed $750,000 in any calendar year;
(b)    for so long as Intermediate Holdings is a member of a group filing a consolidated or combined tax return with CPG Finance, Inc., payments to CPG Finance, Inc. in respect of an allocable portion of the tax liabilities of such group, including estimated taxes, that is attributable to Intermediate Holdings and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that Intermediate Holdings would owe if Intermediate Holdings were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of Intermediate Holdings and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that CPG Finance, Inc. actually owes to the appropriate taxing authority. Any Tax Payments received from Intermediate Holdings shall be paid over to the appropriate taxing authority within 30 days of CPG Finance, Inc.’s receipt of such Tax Payments or refunded to Intermediate Holdings;
(c)    payments to Sun Capital Partners Management IV, LLC or its Affiliates of consulting fees pursuant to the Management Agreement in an amount not to exceed in any Fiscal Year the greater of $3.0 million and 6.0% of Intermediate Holding’s EBITDA (as defined in the Management Agreement), up to an aggregate amount not to exceed $6,000,000 in any Fiscal Year;
(d)    payments to Sun Capital Partners Management IV, LLC or its Affiliates of reasonable and customary management consulting fees pursuant to the Management Agreement in an amount not to exceed 1% of the aggregate consideration (including assumed debt and long-term liabilities) paid to or by Intermediate Holdings or any of its Subsidiaries in connection with any refinancings, restructurings, equity or debt offerings, acquisitions, mergers, consolidations, business combinations, sales and divestitures involving Intermediate Holdings or any of its Subsidiaries; and
(e)    payments to Sun Capital Partners Management IV, LLC for reimbursable out-of-pocket fees and expenses under and in accordance with the terms of the Management Agreement.
“Permitted Refinancing” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews, replaces, defeases or refinances such Original Indebtedness (or any Permitted Refinancing in respect thereof); provided that:

Exhibit 10.1

(a)    in the case of a Permitted Refinancing of any Indebtedness (other than Indebtedness under the Revolving Credit Documents), the principal amount of such Permitted Refinancing shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and reasonable fees, premium and expenses relating to such extension, renewal or refinancing;
(b)    other than a Permitted Refinancing of the Indebtedness under the Revolving Credit Documents, the maturity of such Permitted Refinancing shall not be earlier, and the weighted average life to maturity of such Permitted Refinancing shall not be shorter, than the maturity date (or, if later, the date that is ninety-one (91) days following the Latest Maturity Date) or the remaining weighted average life to maturity of such Original Indebtedness;
(c)    such Permitted Refinancing shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a sale of assets or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the maturity of such Original Indebtedness;
(d)    such Permitted Refinancing shall not constitute an obligation (including pursuant to a guaranty) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of Holdings if Holdings shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of Holdings only to the extent of their obligations in respect of such Original Indebtedness;
(e)    such Permitted Refinancing shall not be secured by any Lien on any asset other than the assets, if any, that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent;
(f)    in the case of a Permitted Refinancing of Indebtedness under the Revolving Credit Documents, (i) the lenders of such Permitted Refinancing (or their agent on their behalf) shall have become parties to, and shall be bound by, the Intercreditor Agreement, (ii) the principal amount of such Permitted Refinancing shall not exceed the “Maximum ABL Amount” (as defined in the Intercreditor Agreement) and (iii) such Permitted Refinancing shall comply with the requirements set forth in the Intercreditor Agreement; and
(g)    in the case of a Permitted Refinancing of any Senior Notes, Refinancing Notes or Permitted Unsecured Debt, shall have no required amortization, sinking fund payments, “change of control” or asset sale based mandatory prepayment, redemption, or offer to purchase provisions, except that such Permitted Refinancings may have mandatory offers to purchase based upon a “change of control” and/or “asset disposition” on terms substantially similar to those contained in the Senior Notes Indenture (and which, in the case of asset dispositions, permit repayment of Indebtedness pursuant to this Agreement before requiring a mandatory offer to purchase such Permitted Refinancing).
“Permitted Unsecured Debt” means any unsecured Indebtedness; provided that:
(a)    no such Indebtedness shall be incurred or guaranteed by any Person other than a Loan Party;
(b)     no such Indebtedness shall be secured by any property or assets of Holdings or any of its Subsidiaries;
(c)    no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the then Latest Maturity Date;
(d)    no such Indebtedness shall have scheduled amortization, sinking fund payments, “change of control” or asset sale based mandatory prepayment, redemption, or offer to purchase provisions, except that such Indebtedness

Exhibit 10.1

may have mandatory offers to purchase based upon a “change of control” and/or “asset disposition” on terms substantially similar to those contained in the Senior Notes Indenture (and which, in the case of asset dispositions, permit repayment of Indebtedness pursuant to this Agreement before requiring a mandatory offer to purchase such Permitted Unsecured Debt); and
(e)    the other covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not materially more restrictive to Holdings, Intermediate Holdings, the Borrowers or any of their respective Subsidiaries than those in the Senior Notes.
The incurrence of Permitted Unsecured Debt shall be deemed to be a representation and warranty by the Borrowers that all conditions thereto have been satisfied in all material respects and that the same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Articles V and VIII.

“Permitted Unsecured Debt Documents” shall mean, after the execution and delivery thereof, the notes and other documentation evidencing any Permitted Unsecured Debt and each other agreement, indenture, document or instrument relating to the issuance of the Permitted Unsecured Debt, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” has the meaning specified in Section 4.01(a)(iii).
“Pledged Equity Interests” has the meaning specified in the Pledge Agreement.
“Pledged Indebtedness” has the meaning specified in the Pledge Agreement.
“Post-Closing Agreement” shall mean that certain letter agreement, dated as of the Closing Date, by and among the Borrowers and the Administrative Agent.
“Public Lender” has the meaning specified in Section 6.02.
“Public Market” shall exist if (a) a Public Offering has been consummated and (b) any Equity Interests of Holdings have been distributed by means of an effective registration statement under the Securities Act of 1933.
“Public Offering” means a public offering of the Equity Interests of Holdings pursuant to an effective registration statement under the Securities Act of 1933.
“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.
“Qualified ECP Guarantor” means, in respect of any obligation under any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Exhibit 10.1

“Real Property” means, collectively, all right, title and interest in and to any and all parcels of or interests in real property owned or leased by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof, and proceeds of the same.
“Refinancing Notes” means unsecured notes issued pursuant to the Refinancing Notes Indenture issued (a) for the purpose described in Section 7.02(d) or (b) to repay the outstanding Term Loans; provided, in each case, that such notes (i) shall have terms and conditions that are not materially more onerous taken as a whole than the related provisions contained in the Senior Notes Indenture and (ii) shall otherwise constitute a Permitted Refinancing of the Senior Notes or Refinancing Notes being so refinanced.
“Refinancing Notes Indenture” shall mean the indenture entered into with respect to the Refinancing Notes and pursuant to which same shall be issued.
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Remaining Mandatory Prepayment Amount” has the meaning specified in Section 2.05(d).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Repricing Amendment Effective Date” means the date when each of the conditions to the effectiveness of the First Amendment set forth in Article V of the First Amendment have been satisfied or waived.
“Repricing Event” means (i) any prepayment or repayment of the Term Loan with the proceeds of, or any conversion of such Term Loan into, any new or replacement tranche of term loans bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Term Loan (as such comparative rates are reasonably determined by the Administrative Agent), and (ii) any amendment to the Loan Documents that, directly or indirectly, reduces the “effective” interest rate applicable to the Term Loan (in each case with respect to clauses (i) and (ii) above, with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the LIBOR Rate). Notwithstanding the foregoing, a Repricing Event shall not occur if any such prepayments or repayments or amendments described in clauses (i) or (ii) of the preceding sentence are in connection with an initial public offering of the stock of the Borrower or any of its parent companies, a Sale of the Borrower or all or substantially all of its assets or an acquisition by the Borrower or any of its Subsidiaries.
“Request for Credit Extension” means a Committed Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Total Outstandings; provided that the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Prepayment Date” has the meaning specified in Section 2.05(d).
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or

Exhibit 10.1

other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Revolving Administrative Agent” shall mean (i) General Electric Capital Corporation, in its capacity as administrative agent under the Revolving Credit Agreement, and its successors and assigns from time to time in such capacity or (ii) the administrative agent or similar agent under any Permitted Refinancing of the Indebtedness under the Revolving Credit Agreement, as applicable.
“Revolving Collateral Agent” shall mean (i) General Electric Capital Corporation, in its capacity as collateral agent under the Revolving Credit Agreement and its successors and assigns from time to time in such capacity or (ii) the collateral agent or similar agent under any Permitted Refinancing of the Indebtedness under the Revolving Credit Agreement, as applicable.
“Revolving Credit Agreement” shall mean the Third Amended and Restated Revolving Credit Agreement, dated as of the Closing Date, among Holdings, Intermediate Holdings, the Borrowers, the Guarantors, the other Subsidiaries of Borrower party thereto, the several lenders from time to time party thereto, the Revolving Administrative Agent and the Revolving Collateral Agent, as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time (whether with the same or different lenders and agents, and including increases in amounts) in accordance with this Agreement and the Intercreditor Agreement.
“Revolving Credit Documents” shall mean the Revolving Credit Agreement and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, adjusted, waived, renewed, modified, refunded, replaced, restated, restructured, increased, supplemented or refinanced in whole or in part from time to time (whether with the same or different lenders and agents, and including increases in amounts) in accordance with this Agreement and the Intercreditor Agreement.
“Repayment Amount” shall mean the Term B Repayment Amount or a New Term Loan Repayment Amount with respect to any Series, as applicable.
“Repayment Date” shall mean a Term B Repayment Date or a New Term Loan Repayment Date, as applicable.
“S&P” means Standard & Poor’s Financial Services LLC, a Subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.
“Sale-Leaseback Transaction” means any arrangements with any Person providing for the leasing by Intermediate Holdings or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by Intermediate Holdings or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

Exhibit 10.1

“Secured Hedge Agreement” means any interest rate Swap Contract required or permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Security Agreement” has the meaning specified in Section 4.01(a)(iii).
“Senior Notes” means the 10% unsecured notes of Intermediate Holdings due 2018 in an aggregate principal amount of $235,000,000 issued and sold on the Closing Date pursuant to the Senior Notes Documents.
“Senior Notes Documents” means the Senior Notes Indenture, the Senior Notes and all other agreements, instruments and other documents pursuant to which the Senior Notes have been or will be issued or otherwise setting forth the terms of the Senior Notes.
“Senior Notes Indenture” means the indenture entered into with respect to the Senior Notes and pursuant to which same shall be issued.
“Series” means, with respect to a Loan, its character as a Term B Loan or a distinct tranche of New Term Loans issued pursuant to and in accordance with Section 2.14 hereof.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Sponsor Group” shall mean each of Sun Capital Partners III, LP, Sun Capital Partners III QP, LP, Sun Capital Partners IV, LP, and Sun Capital Partners V, LP and any other affiliated investment funds which are managed or controlled thereby (or by an Affiliate thereof) and which were formed or organized for the purpose of making equity or debt investments in Holdings or other portfolio companies in the ordinary course of business.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Intermediate Holdings.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any

Exhibit 10.1

of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale-Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tender Offer” shall mean the offer by Intermediate Holdings to repurchase up to any and all of the outstanding Existing Senior Notes pursuant to the Tender Offer Materials.
“Tender Offer Materials” means the Offer to Purchase and Consent Solicitation Statement and Letter of Transmittal and Consent dated May 6, 2011.
“Tender Offer Notes Repurchase” shall mean the repurchase by Intermediate Holdings on the initial Credit Extension date of all of the Existing Senior Notes validly tendered and not withdrawn pursuant to the Tender Offer and the payment of all related tender premiums and accrued and unpaid interest owing in connection therewith.
“Term B Borrowing” means a borrowing consisting of simultaneous Term B Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B Lenders pursuant to Section 2.01.
“Term B Commitment” means, as to each Term B Lender, its obligation to make Term B Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

Exhibit 10.1

“Term B Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Term B Commitments at such time and (b) thereafter, the aggregate principal amount of the Term B Loans of all Term B Lenders outstanding at such time.
“Term B Lender” means at any time, (a) on or prior to the Closing Date, any Lender that has a Term B Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term B Loans at such time.
“Term B Loan” means an advance made by any Term B Lender under the Term B Facility.
“Term B Note” means a promissory note made by the Borrowers in favor of a Term B Lender, evidencing Term B Loans made by such Term B Lender, substantially in the form of Exhibit C.
“Term B Repayment Amount” shall have the meaning provided in Section 2.07(a).
“Term B Repayment Date” shall have the meaning provided in Section 2.07(a).
“Term Borrowing” means a Term B Borrowing or a Borrowing of any New Term Loans.
“Term Commitment” means a Term B Commitment or, if applicable, a New Term Loan Commitment.
“Term Lender” means a Term B Lender.
“Term Loan” means a Term B Loan.
“Threshold Amount” means $15,000,000.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“Transaction” means, collectively, (a) the issuance and sale of the Senior Notes, (b) the entering into by the Loan Parties and their applicable Subsidiaries of the Loan Documents and the Senior Notes Documents to which they are or are intended to be a party, (c) the refinancing of certain outstanding Indebtedness of the Borrower and its Subsidiaries (including without limitation, the Existing Senior Notes and the Revolving Credit Agreement) and the termination of all commitments with respect thereto, (d) payment of the Closing Date Distribution, and (e) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
“Transaction Documents” means the Revolving Credit Agreement, the Loan Documents, the Senior Notes Indenture, all other material agreements to be entered into in connection with the Transaction and all schedules, exhibits and annexes to each of the foregoing and all material side letters and agreements and other material instruments and documents affecting the terms of the foregoing or entered into in connection therewith.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.

Exhibit 10.1

“U.S. Loan Party” means any Loan Party that is organized under the laws of one of the states of the United States and that is not a CFC.
“Waivable Mandatory Prepayment” has the meaning specified in Section 2.05(d).
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms.     Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Exhibit 10.1

1.04    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06    Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.06, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
ARTICLE II
the COMMITMENTS and Credit Extensions

Exhibit 10.1

2.01    The Loans. Subject to the terms and conditions set forth herein, each Term B Lender severally made a single loan to the Borrowers on the Closing Date in an amount not to exceed such Term B Lender’s Term B Commitment. The Term B Borrowing shall consist of Term B Loans made simultaneously by the Term B Lenders in accordance with their respective Term B Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Term B Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans. Each Term B Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, completed and signed by a Responsible Officer of the Borrowers. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term B Borrowing, a conversion of Term Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term B Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term B Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers.
(c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
(d)    The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

Exhibit 10.1

(e)    After giving effect to all Term  Borrowings, all conversions of any Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than six (6) Interest Periods in effect in respect of the Facilities.
(f)    Anything in this Section 2.02 to the contrary notwithstanding, the Borrowers may not select the Eurodollar Rate for the initial Credit Extension.
2.03    Intentionally Omitted.
2.04    Intentionally Omitted.
2.05    Prepayments. Optional. Subject to the last sentence of this Section 2.05(a), the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans in whole or in part, subject to Section 2.05(e), without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 p.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans, (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type or Type(s) and Series of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of Term Loans pursuant to this Section 2.05(a) shall be applied ratably to each Series of Term Loans and shall be applied to the Term B Repayment Amounts and New Term Loan Repayment Amounts, as the case may be, on a pro rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of such Series. Notwithstanding anything to the contrary contained herein, (x) the Borrowers shall not be permitted to prepay any Loans pursuant to this Section 2.05(a) during the period from the Closing Date through the date ten Business Days thereafter and (y) any prepayment of Loans pursuant to this Section 2.05(a) shall be made at a premium if and to the extent required by Section 2.05(e).
(b)    Mandatory. (i) Within five Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) (such payment date, the “Excess Cash Flow Payment Date”), the Borrowers shall prepay an aggregate principal amount of Loans equal to the excess (if any) of (A) the Applicable Prepayment Percentage of Excess Cash Flow for the Fiscal Year covered by such financial statements over (B) the aggregate principal amount of Term Loans prepaid pursuant to Section 2.05(a) during such Fiscal Year (such prepayments to be applied as set forth in clause (iv) below).
(ii)    If any Loan Party or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (e), (f), (i) or (j)) which results in the realization by such Person of Net Cash Proceeds in excess of $5,000,000, individually or in the aggregate during any Fiscal Year, the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds that are in excess of $5,000,000 immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clause (iv) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(ii), at the election of the Borrowers (as notified by the Borrowers to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 180 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated or a definitive agreement with respect to such purchase shall have been entered into by the Borrowers (as certified by the Borrowers in writing to the Administrative Agent); provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii); provided further that Net Cash Proceeds received in

Exhibit 10.1

connection with any Disposition of ABL Priority Collateral (as such term is defined in the Intercreditor Agreement) shall not be required to be used to prepay outstanding Term Loans to the extent that such Net Cash Proceeds are used to prepay the revolving loans under the Revolving Credit Agreement.
(iii)    Upon the incurrence or issuance by any Loan Party or any of their Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Sections 7.02(a) - (m), Section 7.02(n)(ii) and Sections 7.02 (o) – (v)), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clause (iv) below); provided that any prepayment of Loans pursuant to this Section 2.05(b)(iii) shall be made at a premium if and to the extent required by Section 2.05(e).
(iv)    Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied ratably to each Series of Term Loans and shall be applied to the Term B Repayment Amounts and New Term Loan Repayment Amounts, as the case may be, on a pro rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages of such Series.
(c)    Anything contained in Section 2.05(b) to the contrary notwithstanding, (i) if, following the occurrence of any “Asset Sale” (as such term is defined in the Senior Notes Indenture) by any Loan Party or any of its Subsidiaries, the Borrowers are required to commit by a particular date (a “Commitment Date”) to apply or cause its Subsidiaries to apply an amount equal to any of the “Net Proceeds” (as defined in the Senior Notes Indenture) thereof in a particular manner, or to apply by a particular date (an “Application Date”) an amount equal to any such “Net Proceeds” in a particular manner, in either case in order to excuse the Borrowers from being required to make an “Asset Sale Offer” (as defined in the Senior Notes Indenture) in connection with such “Asset Sale”, and the Borrowers shall have failed to so commit or to so apply an amount equal to such “Net Proceeds” at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (ii) if the Borrowers at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such “Net Proceeds”, and, within 60 days thereafter assuming no further application or commitment of an amount equal to such “Net Proceeds” the Borrowers would otherwise be required to make an “Asset Sale Offer” in respect thereof, then in either such case the Borrowers shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such “Net Proceeds” to be applied to the payment of the Loans in the manner set forth in Section 2.05(b) (without regard to the $5,000,000 threshold referenced therein) in such amounts as shall excuse the Borrowers from making any such “Asset Sale Offer”.
(d)    Anything contained herein to the contrary notwithstanding, in the event the Borrowers are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Loans, not less than five Business Days prior to the date (the “Required Prepayment Date”) on which the Borrowers elect (or are otherwise required) to make such Waivable Mandatory Prepayment, the Borrowers shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Loan of the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Administrative Agent of its election to do so on or before the third Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option on or before the second Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrowers shall pay to the Administrative Agent such portion of the Waivable Mandatory Prepayment that is equal to the amount thereof payable to those Lenders that have not elected to exercise their option to refuse their pro rata share of such Waivable Mandatory Prepayment (each such Lender, a “Non-Rejecting Lender”), to prepay the Loans of such Non-Rejecting Lenders (which prepayment shall be applied to the scheduled installments of principal of the Loans in accordance with Section 2.05(b)(iv)). The remaining portions of such Waivable Mandatory Prepayment (the “Remaining Mandatory Prepayment Amount”), shall first be applied to prepay the Loans of such Non-Rejecting Lenders (which prepayment shall be applied to the scheduled installments of principal of the Loans in accordance with Section 2.05(b)(iv)) and, to the extent such Non-Rejecting Lenders’ Loans shall have been paid in full, the Borrowers shall promptly make any mandatory prepayments required under the Revolving Credit Agreement (or any Permitted Refinancing in respect thereof) and shall thereafter be permitted to retain any portions of the Remaining Mandatory Prepayment Amount that are not required to be applied to make such mandatory prepayments.

Exhibit 10.1

Upon the occurrence of any Repricing Event on or prior to the one year anniversary of the Repricing Amendment Effective Date, the Borrower shall pay a prepayment premium equal to 1% of the principal amount of the Term Loan prepaid (in the case of an event described in clause (i) of the definition of “Repricing Event”) or 1% of the outstanding aggregate principal amount of the Term Loan (in the case of an event described in clause (ii) of the definition of “Repricing Event”), as applicable.
2.06    Intentionally Omitted.
2.07    Repayment of Loans. Term B Loans. (a) The Borrowers shall repay to the Term B Lenders the aggregate principal amount of all Term B Loans outstanding on the following dates (the “Term B Repayment Dates”) in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) (the “Term B Repayment Amounts”):

Term B Repayment Date	Term B Repayment Amount
September 30, 2011	$875,000
December 31, 2011	$875,000
March 31, 2012	$875,000
June 30, 2012	$875,000
September 30, 2012	$875,000
December 31, 2012	$875,000
March 31, 2013	$875,000
June 30, 2013	$875,000
September 30, 2013	$875,000
December 31, 2013	$875,000
March 31, 2014	$875,000
June 30, 2014	$875,000
September 30, 2014	$875,000
December 31, 2014	$875,000
March 31, 2015	$875,000
June 30, 2015	$875,000
September 30, 2015	$875,000
December 31, 2015	$875,000
March 31, 2016	$875,000
June 30, 2016	$875,000
September 30, 2016	$875,000
December 31, 2016	$875,000
March 31, 2017	$875,000
provided, however, that the final principal repayment installment of the Term B Loans shall be repaid on the Maturity Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Loans outstanding on such date.
(b)    In the event that any New Term Loans are made, such New Term Loans shall, subject to Section 2.14, be repaid by the Borrowers in the amounts (each, a “New Term Loan Repayment Amount”) and on the dates (each a “New Term Loan Repayment Date”) set forth in the applicable Joinder Agreement; provided, however, that the final principal repayment installment of each New Term Loan Facility shall be repaid on the Maturity Date applicable thereto

Exhibit 10.1

and in any event shall be in an amount equal to the aggregate principal amount of all such New Term Loans outstanding on such date.
2.08    Interest. Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for such Facility; and (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; provided that immediately upon the incurrence of any New Term Loans pursuant to Section 2.14, the Administrative Agent shall calculate the Applicable Rate for each Type of each Series of Term Loans (other than the then incurred New Term Loans) with deference to the Applicable Increased Term Loan Spread as further set forth in the definition of Applicable Rate.
(b)    (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. (a) The Borrowers shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(b)    The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.11    Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and

Exhibit 10.1

payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
2.12    Payments Generally; Administrative Agent’s Clawback. General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of

Exhibit 10.1

payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(iii)    A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
2.13    Sharing of Payments by Lenders. Other than in connection with any payments pursuant to Section 2.05(d) and 2.16(a) hereof, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any Facility due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facility owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or

Exhibit 10.1

participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14    Incremental Facility. (a) The Borrowers may, by written notice to the Agent (the “Increased Commitment Notice”), elect to request from and after the 60th day after the Closing Date, additional tranches of Term Loans (“New Term Loans” and the commitments thereto, the “New Term Loan Commitments”) on one or more occasions by an amount not in excess of $75,000,000 in the aggregate. Any New Term Loan Commitments shall be in the minimum amount of $15,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lesser amount that shall constitute the difference between $75,000,000 and the sum of all such New Term Loan Commitments obtained prior to such date), and shall be subject to the voluntary participation of Lenders in such New Term Loan Commitments as otherwise provided herein. Such notice shall specify (i) the date (the “Increased Amount Date”) on which the Borrowers propose that the New Term Loans shall be effective, and shall be a date not less than 5 Business Days nor more than 45 days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be approved by the Administrative Agent) and (ii) the identity of each Lender or other Person that is an Eligible Assignee (each, a “New Term Loan Lender”) to whom the Borrowers propose any portion of such New Term Loan Commitments be allocated and the amounts of such proposed allocations.
(b)    The entering into of New Term Loan Commitments shall be subject to the satisfaction of each of the following conditions precedent, as reasonably determined by the Administrative Agent:
(i)    any existing Lender may elect or decline, in its sole discretion, to provide a New Term Loan Commitment; provided, however, that the election by any such Lender to provide or not provide New Term Loan Commitments shall in no way affect its then existing obligations under the Loan Documents;
(ii)    no Default or Event of Default shall have occurred and be continuing on the date the Increase Commitment Notice is delivered and no Default or Event of Default shall exist on the Increased Commitment Amount Date, both before and after giving effect to the Series of New Term Loans;
(iii)    calculations are made by the Borrowers demonstrating that the Borrowers shall be in compliance with the requirements of the Senior Notes Indenture, the Refinancing Notes Indenture (if outstanding) and the Revolving Credit Agreement, in each case applicable to the incurrence of the New Term Loans after giving effect thereto and demonstrating that, as at the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered in accordance with Section 6.01(a) or (b), after giving pro forma effect to the incurrence of the New Term Loans and the anticipated use of the proceeds thereof, Intermediate Holdings and its Subsidiaries shall have a Consolidated Senior Secured Leverage Ratio for the Measurement Period ended on the last day of such Fiscal Quarter of not greater than 3.00:1.00 (calculated as if the incurrence of the New Term Loans and the anticipated use of the proceeds thereof had occurred on the last day of such Fiscal Quarter), and the Borrowers shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of this clause (iii);
(iv)    both before and after giving effect to the making of any Series of New Term Loans, each of the conditions set forth in Section 4.01 and 4.02 shall be satisfied;
(v)    the New Term Loan Commitments and New Term Loans shall be effected pursuant to one or more Joinder Agreements executed and delivered by the applicable Lenders, the Borrowers and the Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 11.06;

Exhibit 10.1

(vi)    the Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with the New Term Loan Commitments;
(vii)    as reasonably requested by Administrative Agent, the Loan Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, as modified by the implementation of the New Term Loan Commitments; and
(viii)    in connection with the making of any New Term Loan Commitments, the Borrowers shall have paid all arranger fees and closing fees agreed with respect to such New Term Loan Commitments, together with all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the implementation of the New Term Loan Commitments (including, without limitation, reasonable and documented attorneys’ fees and costs of outside counsel); and
(c)    The terms and provisions of the New Term Loans and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the applicable Joinder Agreement, identical to the existing Term Loans; provided that (i) the applicable Maturity Date of each Series shall be no earlier than the final Maturity Date of the Term Loans outstanding on the Increased Amount Date with respect to such New Term Loans and the mandatory prepayment and other payment rights (other than Repayment Amounts and Repayment Dates) of the New Term Loans and the existing Term Loans shall be identical, (ii) the weighted average life to maturity of the New Term Loans shall be no shorter than the weighted average life to maturity of the Term B Loans (as in effect on the Closing Date), (iii) the Effective Yield and the amortization schedule applicable to the New Term Loans of each Series shall be determined by the Borrowers and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement, (iv) the Effective Yield applicable to such Series of New Term Loans may differ from that applicable to the then outstanding Series of Term Loans; provided further, however, that if the Effective Yield for such New Term Loans exceeds the Effective Yield of any Series of the then outstanding Term Loans by more than 0.50% per annum, the Applicable Rate for all then outstanding Term Loans shall be increased as of such date in accordance with the requirements of “Applicable Rate” and (v) all other terms applicable to the New Term Loans of each Series that differ from the existing Term Loans shall be reasonably acceptable to the Administrative Agent (as evidenced by its execution of the applicable Joinder Agreement); provided further that such borrowers shall be the Borrowers.
(d)    On any Increased Commitment Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender with a New Term Loan Commitment of any Series shall make a Loan to the Borrowers (a “New Term Loan”) in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.
(e)    Agent shall notify Lenders promptly upon receipt of Borrower’s notice of each Increased Commitment Amount Date and in respect thereof, the New Term Loan Commitments and the New Term Loan Lenders.
(f)    Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to give effect to the provisions of this Section 2.14.
2.15    Loan Modifications.
(a)    The Borrowers may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders under the Facility (each of the Term B Facility or New Term Loan Facility subject to such Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined in paragraph (c) of this Section 2.15) pursuant to procedures reasonably specified by the Administrative Agent. Such Loan Modification Offer shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such Loan

Exhibit 10.1

Modification Offer). Permitted Amendments shall become effective only with respect to the Loans of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”).
(b)    The Borrowers and each Accepting Lender shall execute and deliver to the Administrative Agent a Loan Modification Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans of the Accepting Lenders of the Affected Class. Notwithstanding the foregoing, no Permitted Amendment shall become effective unless the Administrative Agent, to the extent it reasonably requests, shall have received legal opinions, board resolutions and other customary closing certificates and documentation consistent with those delivered on the Closing Date under Section 4.01 hereof.
(c)    “Permitted Amendment” shall be any or all of the following: (i) an extension of the final maturity date of the Loans of the Accepting Lenders, (ii) a reduction or elimination of the scheduled installment payments for the Loans of the Accepting Lenders, (iii) an increase in the Applicable Rate with respect to the Loans of the Accepting Lenders, (iv) payment of additional fees to the Accepting Lenders (any such payment shall be in the form of cash or other property to the extent not prohibited by this Agreement), and (v) any other amendment that the Administrative Agent reasonably believes is desirable to effect the foregoing and which is agreed to by the Borrowers and otherwise permitted hereunder.
2.16    Discounted Voluntary Prepayments.
(a)    Notwithstanding anything to the contrary in Section 2.05(a) (which shall not be applicable to this Section 2.16), the Borrowers shall have the right at any time and from time to time to offer to prepay Loans under the Facility at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment” and a “Discounted Voluntary Prepayment Offer”) pursuant to the procedures described in this Section 2.16; provided, however, that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders with Loans outstanding on a pro rata basis (which such Lenders shall be allowed to offer all or a part of such Lender’s Term Loans for prepayment), (B) no Default or Event of Default has occurred and is continuing or would result from such Discounted Voluntary Prepayment, and (C) the Borrowers shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from such Discounted Voluntary Prepayment, (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.16 has been satisfied, (3) none of Holdings, Intermediate Holdings, any Borrower or any Loan Party has any Borrower Restricted Information that has not been disclosed to the Lenders generally (other than those Lenders who have elected to not receive any Borrower Restricted Information with respect to the Loan Parties) and (4) no more than one Discounted Voluntary Prepayment Offer may be issued and pending at any one time and no more than five Discounted Voluntary Prepayment Offers may be made in any one Fiscal Year (unless the Administrative Agent consents in its reasonable discretion).
(b)    The Borrowers must terminate any Discounted Voluntary Prepayment Offer if they fail to satisfy one or more of the conditions set forth above in Section 2.16(a) that are required to be met at the time at which the Term Loans would have been prepaid pursuant to such Discounted Voluntary Prepayment Offer. If the Borrowers commence any Discounted Voluntary Prepayment Offer (and all relevant requirements set forth above that are required to be satisfied at the time of the commencement of such Discounted Voluntary Prepayment Offer have in fact been satisfied), and if at such time of commencement the Borrowers reasonably believe that all required conditions set forth above that are required to be satisfied at the time of the consummation of such Discounted Voluntary Prepayment Offer shall be satisfied, then the Borrowers shall have no liability to any Term Lender or any other Person for any termination of such Discounted Voluntary Prepayment Offer as a result of their failure to satisfy one or more of the conditions set forth above that are required to be met at the time that otherwise would have been the time of consummation of such Discounted Voluntary Prepayment Offer, and any such failure shall not result in any Default or Event of Default hereunder. All Term Loans prepaid by the Borrowers pursuant to this Section 2.16 shall be accompanied by all accrued interest on the par principal amount so prepaid to, but not including, the date of the Discounted Voluntary Prepayment. All Term Loan prepayments conducted pursuant to Discounted Voluntary Prepayment Offers shall not constitute voluntary or

Exhibit 10.1

mandatory prepayments for purposes of Section 2.05(e) hereof. The par principal amount of Term Loans prepaid pursuant to this Section 2.16(b) shall be applied to reduce the final installment payment of the Term B Repayment Amounts and New Term Loan Repayment Amounts, as the case may be.
(c)    Each Discounted Voluntary Prepayment Offer shall comply with the Auction Procedures and any such other procedures established by the Administrative Agent in its reasonable discretion and agreed to by the Borrowers.
(d)    The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article IX and Section 11.04 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Discounted Voluntary Prepayment Offer.
(e)    This Section 2.16 shall neither (A) require the Borrowers to undertake any Discounted Voluntary Prepayment Offer nor (B) limit or restrict the Borrowers from making voluntary prepayments of Term Loans in accordance with Section 2.05.
2.17    Nature and Extent of each Borrower’s Liability. (a) Joint and Several Liability. Except to the extent provided herein, each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Administrative Agent and Secured Parties the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Except to the extent provided herein, each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until full payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Administrative Agent or any Secured Party with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Administrative Agent or any Secured Party in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Loan Party; (v) any election by Administrative Agent or any Secured Party in any proceeding under any Debtor Relief Law or Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Administrative Agent or any Secured Party against any Loan Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment of all Obligations.
(b)    Waivers (i)    Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Administrative Agent or Secured Parties to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations. It is agreed among each Borrower, Administrative Agent and Secured Parties that the provisions of this Section 2.17 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Administrative Agent and Secured Parties would decline to make Loans. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(ii)    Administrative Agent and Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any real estate by judicial foreclosure or non‑judicial sale or enforcement, without affecting any rights and remedies under this Section 2.17. If, in taking any action in connection with the exercise of any rights or remedies, Administrative Agent or any Secured Parties shall

Exhibit 10.1

forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Administrative Agent or any Secured Parties to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 2.17, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Secured Parties might otherwise be entitled but for such bidding at any such sale.
(c)    Extent of Liability; Contribution (i)    Notwithstanding anything in this Agreement or otherwise to the contrary, each Borrower’s liability under this Section 2.17 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, or (ii) such Borrower’s Allocable Amount.
(ii)    If any Borrower makes a payment under this Section 2.17 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 2.17 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(iii)    Nothing contained in this Section 2.17 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.
(d)    Joint Enterprise. Each Borrower has requested that Administrative Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Administrative Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.
(e)    Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the full payment of all Obligations.

Exhibit 10.1

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes. Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Loan Party or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Loan Party or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)    If any Loan Party or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such withholding or deduction shall be applied as required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the full amount withheld or deducted shall be timely paid to the relevant Governmental Authority in accordance with the applicable Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party, as the case may be, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrowers, Intermediate Holdings and Holdings. Without limiting the provisions of subsection (a) above, the Borrowers, Intermediate Holdings and Holdings shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)    Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrowers, Intermediate Holdings and Holdings shall, and do hereby, jointly and severally, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrowers, Intermediate Holdings and Holdings shall also, and do hereby, jointly and severally, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails, following demand by the Administrative Agent and reasonable attempts to collect, to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection (c). A certificate as to the amount of any such payment or liability delivered to the Borrowers, Intermediate Holdings and Holdings by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrowers, Intermediate Holdings, Holdings and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender, as the case may be, to the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent pursuant to subsection (e). Each Lender hereby authorizes the Administrative Agent, the Borrowers, Intermediate Holdings or Holdings to set off and apply any and all amounts at any time owing to such Lender, under this Agreement or any other Loan Document against any amount due to the Administrative Agent, the Borrowers, Intermediate Holdings or Holdings under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a

Exhibit 10.1

Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)    Evidence of Payments. Upon request by the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers, Intermediate Holdings, Holdings, a Guarantor or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers, Intermediate Holdings or Holdings, as the case may be, shall deliver to the Administrative Agent, or the Administrative Agent shall deliver to the Borrowers, Intermediate Holdings and Holdings, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrowers, to Intermediate Holdings, to Holdings and to the Administrative Agent, at the time or times prescribed by applicable Laws, whenever a lapse in time or change in circumstances renders previously delivered documentation obsolete or inaccurate in any material respect or when reasonably requested by the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers, Intermediate Holdings or Holdings, as the case may be, pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers, Intermediate Holdings, Holdings and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent as will enable the Borrower, Intermediate Holdings, Holdings or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)    each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers, Intermediate Holdings, Holdings and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)    executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)    executed originals of Internal Revenue Service Form W-8ECI,
(III)    executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(IV)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers, Intermediate Holdings or

Exhibit 10.1

Holdings within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
(V)    executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers, Intermediate Holdings, Holdings or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)    Each Lender shall promptly (A) notify the Borrower, Intermediate Holdings, Holdings and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower, Intermediate Holdings, Holdings or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(f)    FATCA Forms. If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers, Intermediate Holdings, Holdings and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers, Intermediate Holdings, Holdings and the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers, Intermediate Holdings, Holdings and the Administrative Agent as may be necessary for the Borrowers, Intermediate Holdings, Holdings and the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(f), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(g)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole and reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers, Intermediate Holdings or Holdings, as the case may be, or with respect to which the Borrowers, Intermediate Holdings or Holdings, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrowers, Intermediate Holdings or Holdings, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers, Intermediate Holdings or Holdings, as the case may be, under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, Intermediate Holdings or Holdings, as the case may be, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers, Intermediate Holdings or Holdings, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority), to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection (g) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers, Intermediate Holdings, Holdings or any other Person.
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to

Exhibit 10.1

take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
3.04    Increased Costs. Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));
(ii)    subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes indemnified under Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or

Exhibit 10.1

(b) of this Section 3.04 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurodollar Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or
(c)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
3.06    Mitigation Obligations; Replacement of Lenders. Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not

Exhibit 10.1

otherwise be disadvantageous to such Lender, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO Credit Extensions
4.01    Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:
(i)    executed counterparts of this Agreement, the Guaranty and the Intercreditor Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;
(ii)    a Note executed by the Borrowers in favor of each Lender requesting a Note;
(iii)    a security agreement, in substantially the form of Exhibit G (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), duly executed by each Loan Party, and a pledge agreement, in substantially the form of Exhibit H (as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), duly executed by each Loan Party party thereto, together with:
(A)    certificates representing the Pledged Equity referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Indebtedness indorsed in blank,
(B)    Financing Statements (or the Canadian equivalent) in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement and the Pledge Agreement, covering the Collateral described in the Security Agreement and the Pledge Agreement,
(C)    completed lien searches, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements,
(D)    evidence of the completion of all other actions, recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created thereby,
(E)    the Account Control Agreements and the Securities Account Control Agreement, in each case as referred to in the Security Agreement and duly executed by the appropriate parties,

Exhibit 10.1

(F)    evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Security Agreement has been taken (including receipt of duly executed payoff letters and UCC-3 termination statements);
(iv)    the Post-Closing Agreement shall have been duly executed by the Borrowers and delivered to the Administrative Agent;
(v)    Intellectual Property Security Agreements, duly executed by each applicable Loan Party;
(vi)    such certificates, resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
(vii)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Borrower and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where it is qualified as a foreign corporation or other entity to do business;
(viii)    an opinion of Morgan, Lewis & Bockius LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(ix)    an opinion of Kreis, Enderle, Hudgins & Borsos, P.C., local counsel to Cello-Foil Products, Inc. in Michigan, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent;
(x)    [Intentionally Omitted];
(xi)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the consummation by such Loan Party of the Transaction and the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(xii)    a certificate signed by a Responsible Officer of the Borrowers certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(xiii)    a business plan and budget of Intermediate Holdings and its Subsidiaries on a consolidated basis, including forecasts prepared by management of Intermediate Holdings, of consolidated balance sheets and statements of income or operations and cash flows of Intermediate Holdings and its Subsidiaries on a monthly basis for the first year following the Closing Date;
(xiv)    certificates attesting to the Solvency of Intermediate Holdings and Intermediate Holdings and its Subsidiaries on a consolidated basis, both before and after giving effect to the Transaction, from Intermediate Holdings’ chief financial officer;
(xv)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, including, without limitation, flood insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;
(xvi)    Administrative Agent and Arrangers shall have received from the Borrower pro forma consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Transactions, the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial

Exhibit 10.1

statements shall be prepared in accordance with the Borrower’s historical methodology as posted to the holders of the Existing Senior Notes on the Borrower’s web-site; and
(xvii)    such other assurances, certificates or documents as the Administrative Agent reasonably may require.
(b)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(c)    Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date.
(d)    (i) The Transaction shall have been consummated pursuant to the terms of this Agreement, the Revolving Credit Agreement and the Senior Notes Indenture.
(ii) Administrative Agent and Arrangers shall each have received a fully executed copy of each Transaction Document. Each Transaction Document shall be in full force and effect.
(e)    The Borrowers shall have received at least $230,300,000 in proceeds (net of all initial purchaser discounts) from the sale of the Senior Notes.
(f)    [Intentionally Omitted.]
(g)    Intermediate Holdings and the Borrowers shall have obtained (i) a public corporate family rating from Moody’s, (ii) a public corporate credit rating from S&P and (iii) a public credit rating for the Term Loans from each of Moody’s and S&P.
(h)    Either (i)(x) at least a majority of the aggregate principal amount of the outstanding Existing Senior Notes shall have been validly tendered and not withdrawn pursuant to the Tender Offer and, substantially concurrently with the initial Credit Extension hereunder, shall be repurchased pursuant to the Tender Offer Notes Repurchase and (y) the Existing Senior Notes Indenture Amendment shall have been entered into (and be in full force and effect), all to the reasonable satisfaction of the Administrative Agent or (ii) Intermediate Holdings, substantially concurrently with the initial Credit Extension hereunder, shall defease or satisfy and discharge all of the Non-Tendered Notes in accordance with the terms of the Existing Senior Notes Indenture such that, in the case of this subclause (ii), after giving effect thereto, all outstanding Existing Senior Notes shall have been repurchased pursuant to the Tender Offer Notes Repurchase or defeased or satisfied and discharged in accordance with the terms of the Existing Senior Notes Indenture.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively; and provided that, in each

Exhibit 10.1

case, such materiality qualifiers shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
4.03    Conditions to the First Amendment Effective Date. The amendments set forth herein and as further set forth in Section 2.1 of the First Amendment shall be effective automatically upon the satisfaction or waiver of the conditions precedent set forth in Article IV of the First Amendment on the First Amendment Effective Date without the necessity of any further action on the party of any Person.
4.04    Conditions to the Repricing Effective Date. The amendments set forth herein and as further set forth in Section 2.2 of the First Amendment shall be effective automatically upon the satisfaction or waiver of the conditions precedent set forth in Article V of the First Amendment on the Repricing Effective Date without the necessity of any further action on the party of any Person, whereupon this Agreement will replace the Existing Credit Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Each of Holdings, Intermediate Holdings and each Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and Transaction Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a), (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and Transaction Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, with respect to clauses (b) and (c), to the extent that it could reasonably be expected to result in a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or Transaction Document, or for the consummation of

Exhibit 10.1

the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Transaction has been consummated in accordance with the Transaction Documents and applicable Law.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
5.05    Financial Statements; No Material Adverse Effect. The Audited Financial Statements (and, when delivered, the financial statements delivered in accordance with Section 6.01) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of Intermediate Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Intermediate Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheet of Intermediate Holdings and its Subsidiaries dated March 31, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the Fiscal Quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of Intermediate Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of Intermediate Holdings and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The consolidated pro forma balance sheet of Intermediate Holdings and its Subsidiaries as of May, 2011, and the related consolidated pro forma statements of income and cash flows of Intermediate Holdings and its Subsidiaries for the twelve (12) months then ended, certified by the chief financial officer or treasurer of Intermediate Holdings, copies of which have been furnished to each Lender, fairly present in all material respects the consolidated pro forma financial condition of Intermediate Holdings and its Subsidiaries as at such date and the consolidated pro forma results of operations of Intermediate Holdings and its Subsidiaries for the period ended on such date, in each case giving effect to the Transaction, all in accordance with GAAP.
(e)    The consolidated forecasted balance sheet, statements of income and cash flows of Intermediate Holdings and its Subsidiaries delivered on or prior to the Closing Date pursuant to Section 4.01 and after the Closing Date pursuant to Section 6.01(d) represent and will represent as of the date thereof the good faith estimate of Intermediate Holdings and its senior management concerning the most probable course of their business and were prepared on the basis of the assumptions stated therein, and such assumptions were believed to be reasonable at the time prepared, it being understood and agreed that such forecasts and projections are not to be viewed as facts and that actual results during the period covered thereby may differ materially from projected results.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers after due and diligent investigation, threatened or contemplated, at law, in equity, in

Exhibit 10.1

arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, any Transaction Document or the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property; Liens; Investments. Each Loan Party and each of its Subsidiaries (other than the Immaterial Subsidiaries) has good record and marketable title in fee simple to, or valid leasehold interests in, all Real Property, free and clear of all Liens other than Liens created or permitted by the Loan Documents, necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    None of the Loan Parties or any of their Subsidiaries has received any notice of, nor has any knowledge of, any pending or threatened condemnation or eminent domain proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation as of the Closing Date.
(c)     Schedule 5.08(c) sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party, showing as of the Closing Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party subject thereto. The property of each Loan Party is subject to no Liens, other than Liens set forth on Schedule 5.08(c), and as otherwise permitted by Section 7.01.
(d)    Schedule 5.08(d) sets forth a complete and accurate list of all Real Property owned and leased by each Loan Party and each of its Subsidiaries, showing as of the Closing Date the street address, county or other relevant jurisdiction, state, record owner and the Borrowers’ good faith estimate of the Fair Market Value thereof.
5.09    Environmental. (a) Neither any Loan Party nor any of its Subsidiaries (i) is subject to, or has received notice of, any material Environmental Claim, (ii) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (iii) has released, generated, used, treated, handled or stored any Hazardous Materials in a manner or at a location reasonably likely to result in any Environmental Liability or (iv) has become subject to any Environmental Liability, in each case, that could reasonably be expected to have a Material Adverse Effect.
(b)    None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, and no Hazardous Materials have been released at, on or from, or are present on, any such property in a manner reasonably expected to result in a Material Adverse Effect.
(c)    Neither any Loan Party nor any of its Subsidiaries is conducting or otherwise responsible for, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored either by any Loan Party or any of its Subsidiaries or at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

Exhibit 10.1

5.10    Insurance. The properties of Intermediate Holdings and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Intermediate Holdings, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Intermediate Holdings or the applicable Subsidiary operates.
5.11    Taxes. Intermediate Holdings and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, in each case, except where the failure to file such tax returns or pay taxes would not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against Intermediate Holdings or any Subsidiary that would, if made, have a Material Adverse Effect.
5.12    ERISA Compliance. Schedule 5.12 lists all Pension Plans and Multiemployer Plans to which Intermediate Holdings is subject as of the Closing Date. As of the Closing Date, copies of all such listed Pension Plans and Multiemployer Plans, together with a copy of the three most recent form IRS/DOL 5500-series for each such Pension Plan and Multiemployer Plan, to the extent applicable, have been delivered to the Administrative Agent. Each Multiemployer Plan and Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Intermediate Holdings , nothing has occurred which would prevent, or cause the loss of, such qualification. Intermediate Holdings and each ERISA Affiliate have made all contributions required by either Section 412 of the Code or Section 302 of ERISA or the terms of any Plan to each Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)    There are no pending or, to the best knowledge of Intermediate Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or any Person as fiduciary or sponsor of any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” as defined in Section 406 of ERISA and Section 4975 of the Code or violation of the fiduciary responsibility rules of ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    Except as set forth in Schedule 5.12 or as would not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event or Foreign Benefit Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Intermediate Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Intermediate Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) within the last five years no Pension Plan of Intermediate Holdings or any ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, that resulted in liability to any of the Loan Parties that remains unsatisfied or could reasonably be expected to result in liability to the Loan Parties in excess of the Threshold Amount, nor has any Pension Plan of Intermediate Holdings or any ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of Intermediate Holdings or any ERISA Affiliate; and (vi) neither Intermediate Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
5.13    Subsidiaries; Equity Interests; Loan Parties. No Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified in Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral

Exhibit 10.1

Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in Intermediate Holdings have been validly issued, are fully paid and non-assessable and are owned by Holdings in the amounts specified in Part (c) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation and the address of its principal place of business. As of the Closing Date, the copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(vii) is a true and correct copy of each such document, each of which is valid and in full force and effect.
5.14    Margin Regulations; Investment Company Act. Each Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    None of Intermediate Holdings, any Person Controlling Intermediate Holdings, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15    Disclosure. The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17    Intellectual Property. Except as set forth on Schedule 5.17, each Loan Party and each of its Subsidiaries owns, or has the valid right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights and other intellectual property rights (collectively, “IP Rights”) necessary for the operation of their respective businesses as currently conducted. Schedule 5.17 sets forth a complete and accurate list of all such IP Rights that are registered (or for which applications for registration have been filed), and except as disclosed on Schedule 5.17, the IP Rights required to be listed on Schedule 5.17 are fully protected and/or duly and properly registered, filed or issued in the applicable office and jurisdictions for such registrations, filings or issuances. To the best knowledge of the Borrowers, the conduct of the businesses of each Loan Party and each of its Subsidiaries does not and has not been alleged by any Person to infringe, misappropriate, dilute or otherwise violate the rights of any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened. To the knowledge of the Borrowers, no Person is infringing, misappropriating, diluting or otherwise violating the IP Rights of any Loan Party or any of the Subsidiaries.
5.18    Solvency. Intermediate Holdings and each Borrower (each individually and together with its respective Subsidiaries on a consolidated basis) is Solvent.
5.19    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail,

Exhibit 10.1

earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.20    Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01 and, in the case of the ABL Priority Collateral (as defined in the Intercreditor Agreement), the Intercreditor Agreement) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.
ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of Holdings, Intermediate Holdings and each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
(a)    as soon as available, but in any event within 90 days after the end of each Fiscal Year of Intermediate Holdings (commencing with the Fiscal Year ended December 31, 2011), a consolidated balance sheet of Intermediate Holdings and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(b)    as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Intermediate Holdings (commencing with the Fiscal Quarter ended June 30, 2011), a consolidated balance sheet of Intermediate Holdings and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such Fiscal Quarter and for the portion of Intermediate Holdings’ Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of Intermediate Holdings as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Intermediate Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)    as soon as available, but in any event within 30 days after the end of each of the first 11 months of each Fiscal Year of Intermediate Holdings (commencing with the fiscal month ended May 31, 2011), a consolidated balance sheet of Intermediate Holdings and its Subsidiaries as of the end of such month, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of Intermediate Holdings’ Fiscal Year than ended setting forth in each case in comparative form for the corresponding month of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and duly certified by a Responsible Officer of Intermediate Holdings; and
(d)    as soon as available, but in any event at least within thirty (30) days following the commencement of each Fiscal Year of Intermediate Holdings, an annual business plan and budget of Intermediate Holdings and its Subsidiaries for such Fiscal Year, on a consolidated basis, including forecasts prepared by management of Intermediate Holdings, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets

Exhibit 10.1

and statements of income or operations and cash flows of Intermediate Holdings and its Subsidiaries on a quarterly basis for the immediately following Fiscal Year (including the Fiscal Year in which the latest Maturity Date occurs).
As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrowers shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
(a)    Intentionally Omitted.
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) (commencing with the delivery of the financial statements for the Fiscal Quarter ended June 30, 2011), (i) a duly completed Compliance Certificate signed by a Responsible Officer of Intermediate Holdings, and (ii) a copy of management’s discussion and analysis with respect to such financial statements;
(c)    promptly after any request by the Administrative Agent, and in any event within ten (10) Business Days of such request, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
(d)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement (including, without limitation, the Senior Notes, the Refinancing Notes and any Permitted Unsecured Debt) and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(e)    as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of Intermediate Holdings, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and containing such additional information as the Administrative Agent may reasonably specify;
(f)    promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party;
(g)    not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all material notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Transaction Document or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Transaction Documents and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;
(h)    promptly after the assertion or occurrence thereof, but in any event within ten (10) Business Days of such assertion or occurrence, notice of any Environmental Claim against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;
(i)    as soon as available, but in any event within thirty (30) days after the end of each Fiscal Year of Intermediate Holdings, (i) a report supplementing Schedule 5.08(c) and Schedule 5.08(d), including a list and description (including the street address, county or other relevant jurisdiction, state, record owner and the Borrowers’ good faith estimate of the Fair Market Value thereof) of all Real Property acquired during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete; and (ii) a report supplementing Schedule 5.13 containing a description of all changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete, each such report to be signed by a Responsible Officer of Intermediate Holdings and to be in a form reasonably satisfactory to the Administrative Agent; and

Exhibit 10.1

(j)    promptly, but in any event within ten (10) Business Days of a reasonable request by the Administrative Agent, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provides a link thereto on the Borrowers’ website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrowers hereby agree that (a) the Administrative Agent and/or the Arrangers and/or the First Amendment Sole Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the First Amendment Sole Lead Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, the Arranger and the First Amendment Sole Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03    Notices. Promptly notify the Administrative Agent after a Responsible Officer of Intermediate Holdings or a Borrower obtains actual knowledge thereof:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between a Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting a Borrower or any Subsidiary, including any Environmental Claim;

Exhibit 10.1

(c)    of the occurrence of any ERISA Event or any Foreign Benefit Event that has had or could reasonably be expected to have a Material Adverse Effect;
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party; and
(e)    of the (i) occurrence of any Disposition of property or assets for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(ii) or (ii) incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(iii).
Each notice pursuant to Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Intermediate Holdings, the Borrowers or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless contested in good faith by Intermediate Holdings, the Borrowers or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, to the extent that failure to pay and discharge such Indebtedness could reasonably be expected to result in a Material Adverse Effect.
6.05    Preservation of Existence, Etc. (a)  Except with respect to the Immaterial Subsidiaries, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, however, that the Borrowers and their respective Subsidiaries may consummate any merger or consolidation permitted under Section 7.04; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of a Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business in similar locations, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. With respect to each Mortgaged Property, obtain flood insurance in such total amount as is required by applicable Laws, if at any time the area in which any improvements located on any Mortgaged Property is designated a Flood Zone, and otherwise comply with the Flood Program.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.09    Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity in all material respects with GAAP consistently applied shall be made of all financial transactions

Exhibit 10.1

and matters involving the assets and business of Intermediate Holdings, the Borrowers or such Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers, which shall be at the expense of the Borrowers once per Fiscal Year; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors, subject to such representatives or independent contractors entering into a confidentiality agreement in form and substance reasonably acceptable to the Borrowers) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
6.11    Use of Proceeds. Use the proceeds of the Credit Extensions (a) for general corporate purposes not in contravention of any Law or of any Loan Document, (b) to pay the Closing Date Distribution, and (c) to pay the fees, costs and expenses of the Loan Parties incurred in connection with the Transaction.
6.12    Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any CFC or a Subsidiary that is held directly or indirectly by a CFC) by any Loan Party, then Intermediate Holdings and the Borrowers shall, at the Borrowers’ expense:
(i)    within 30 days after such formation or acquisition, cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations,
(ii)    within 30 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,
(iii)    as soon as reasonably practicable (but in any event within 30 days (or 90 days in the case of Mortgages and related deliverables) after formation or acquisition or such additional time as the Administrative Agent may otherwise agree), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent Mortgages, Security Agreement supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all pledged Equity Interests in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting first priority Liens on all such real and personal properties (subject to the Lien of Revolving Collateral Agent pursuant to the Revolving Credit Documents and Liens permitted pursuant to Section 7.01); provided that Mortgages shall not be required for any Excluded Real Property;
(iv)    as soon as reasonably practicable (but in any event within 30 days (or 90 days in the case of Mortgages and related deliverables) after formation or acquisition or such additional time as the Administrative Agent may otherwise agree), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the due recording or filing of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to create and perfect in favor of the Administrative Agent (or in favor of any representative of the Administrative Agent designated by it) valid first and subsisting Liens on the properties purported to be subject to the Mortgages, Security Agreement supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms; provided that Mortgages shall not be required for any Excluded Real Property;

Exhibit 10.1

(v)    together with the items delivered pursuant to clauses (i), (iii) and (iv) above, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, a signed copy of a legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Administrative Agent may reasonably request; and
(vi)    as promptly as practicable (but in any event within 90 days or such additional time as the Administrative Agent may otherwise agree) after such formation or acquisition, deliver, upon the reasonable request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of Real Property owned or held by the entity that is the subject of such formation or acquisition, such documents, instruments, certificates (including but not limited to Flood Certificates), appraisals, title reports, Mortgage Policies, surveys, engineering, soils and other reports, environmental assessment reports and other information reasonably requested by the Administrative Agent, provided, however, that to the extent that any Loan Party shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;
(b)    Upon the purchase or acquisition of any Real Property (other than any Excluded Real Property) (as determined by the Borrowers in good faith) by any Loan Party, if such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then Intermediate Holdings and the Borrowers shall, at the Borrowers’ expense:
(i)    within 30 days after such purchase or acquisition, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent;
(ii)    as soon as reasonably practicable (but in any event within 90 days after purchase or acquisition or such additional time as the Administrative Agent may otherwise agree) after such purchase or acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent Mortgages, Security Agreement supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations and constituting first priority Liens on all such properties;
(iii)    as soon as reasonably practicable (but in any event within 90 days after purchase or acquisition or such additional time as the Administrative Agent may otherwise agree) after such purchase or acquisition, cause the applicable Loan Party to take whatever action (including the due recording or filing of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) as may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to create and perfect in favor of the Administrative Agent (or in favor of any representative of the Administrative Agent designated by it) for the benefit of the Secured Parties valid first and subsisting Liens on such property, enforceable against all third parties in accordance with their terms (subject to the Liens permitted pursuant to Section 7.01);
(iv)    together with the items delivered pursuant to clauses (ii) and (iii) above, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, a signed copy of a legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request; and
(v)    as soon as reasonably practicable (but in any event within 90 days or such additional time as the Administrative Agent may otherwise agree) after such purchase or acquisition, deliver, upon the reasonable request of the Administrative Agent, to the Administrative Agent with respect to such Real Property such documents, instruments, certificates (including but not limited to Flood Certificates), appraisals, title reports, Mortgage Policies, surveys, engineering, soils and other reports, environmental assessment reports and other information reasonably requested by the Administrative Agent, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party shall have otherwise received any of the foregoing items with respect to such

Exhibit 10.1

Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent; and
(c)    Upon the request of the Administrative Agent following the occurrence and during the continuance of a Default, Intermediate Holdings and the Borrowers shall, at the Borrowers’ expense:
(i)    within 30 days after such request (unless such Default is cured or waived within such 30 day period), furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties in detail reasonably satisfactory to the Administrative Agent;
(ii)    unless such Default is cured or waived within such period, as soon as reasonably practicable (but in any event within 30 days (or 90 days in the case of Mortgages and related deliverables) after such request or such additional time as the Administrative Agent may otherwise agree), duly execute and deliver, and cause each Subsidiary (other than any Immaterial Subsidiary, any CFC or a Subsidiary that is held directly or indirectly by a CFC) of each Borrower (if it has not already done so) to duly execute and deliver, to the Administrative Agent deeds of Mortgages, Security Agreement supplements, IP Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity and Pledged Indebtedness in and of such Subsidiary, and other instruments of the type specified in Section 4.01(a)(iii)), securing payment of all the Obligations of such Subsidiary under the Loan Documents and constituting Liens on all such properties;
(iii)    unless such Default is cured or waived within such period, as soon as reasonably practicable (but in any event within 30 days (or 90 days in the case of Mortgages and related deliverables) after such request or such additional time as the Administrative Agent may otherwise agree), take, and cause each Subsidiary (other than any Immaterial Subsidiary, any CFC or a Subsidiary that is held directly or indirectly by a CFC) of each Borrower to take, whatever action (including the due recording and filing of Mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Administrative Agent to create and perfect in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid first and subsisting Liens on the properties purported to be subject to Mortgages, Security Agreement supplements, IP Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms (subject to the Liens permitted pursuant to Section 7.01);
(iv)    unless such Default is cured or waived within such period, together with the items delivered pursuant to clauses (ii) and (iii) above, deliver to the Administrative Agent, upon the reasonable request of the Administrative Agent, a signed copy of a legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request; and
(v)    unless such Default is cured or waived within such period, as soon as reasonably practicable (but in any event within 90 days or such additional time as the Administrative Agent may otherwise agree), deliver, upon the reasonable request of the Administrative Agent, to the Administrative Agent with respect to each parcel of Real Property owned or held by the Borrowers and their respective Subsidiaries, such documents, instruments, certificates (including but not limited to Flood Certificates), appraisals, title reports, Mortgage Policies, surveys, engineering, soils and other reports, environmental assessment reports and other information reasonably requested by the Administrative Agent, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such Real Property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent.
6.13    Compliance with Environmental Laws. To the extent that failure to do so could reasonably be expected to result in a Material Adverse Effect, (a) comply, and cause all lessees and other Persons operating or occupying its properties to comply with all Environmental Laws and Environmental Permits and obtain and renew all

Exhibit 10.1

Environmental Permits necessary for its operations and properties, and (b) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties to the extent required by Environmental Laws and in accordance with the requirements of all Environmental Laws; provided, however, that neither Intermediate Holdings nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action necessary to remove and clean up Hazardous Materials from any of its properties pursuant to Environmental Laws to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14    Environmental Reports. Upon the Administrative Agent’s reasonable determination that a release of Hazardous Materials has occurred at, or an Environmental Claim has arisen related to a release of Hazardous Materials at, Intermediate Holdings’ or any of its Subsidiaries’ properties, in each case, that has or is reasonably likely to result in a Material Adverse Effect, within 60 days after receipt of a written request by the Administrative Agent, Borrowers shall provide to the Lenders an environmental site assessment report for such property in scope and substance reasonably necessary to determine if such a release of Hazardous Materials has occurred and the estimated cost of any compliance, removal or remedial action required under Environmental Laws in connection with any such release of Hazardous Materials on such property.
6.15    Further Assurances. Promptly upon the reasonable request by the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents (subject to limitations hereunder and under the Collateral Documents), (iii) perfect and maintain the validity, effectiveness and, subject to the Intercreditor Agreement, priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. If the Administrative Agent reasonably determine that they are required by applicable Laws to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrowers shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
6.16    Post-Closing Obligations. Notwithstanding anything set forth herein to the contrary, execute and deliver the documents and complete the tasks set forth in the Post-Closing Agreement, in each case within the time limits specified therein.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of the Borrowers and Intermediate Holdings shall not, nor shall any of them permit any Loan Party to, directly or indirectly, and solely in the case of Section 7.17, Holdings shall not:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names Intermediate Holdings or Borrowers or any of their respective Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:
(a)    Liens pursuant to any Loan Document;

Exhibit 10.1

(b)    Liens existing on the Closing Date and listed on Schedule 5.08(c) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(f), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(f);
(c)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(d)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(g)    survey exceptions, easements or reservations of, or rights of others for, licenses, covenants, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of Real Property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Intermediate Holdings and its Subsidiaries, taken as a whole;
(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(i)    Liens securing Indebtedness permitted under Section 7.02(h); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness;
(j)    other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $15.0 million, provided that no such Lien shall extend to or cover any Collateral;
(k)    Liens securing Indebtedness permitted under Section 7.02(e); provided that (i) such Liens shall remain subject, at all times, to the terms of the Intercreditor Agreement and (ii) no such Liens shall extend to any assets of Holdings, Intermediate Holdings, the Borrowers or any other Loan Party, other than the Collateral;
(l)    Liens and rights of setoff in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts;
(m)    Liens upon specific items of inventory or other goods and proceeds of any Borrower or any of their respective Subsidiaries securing any Borrower’s or any such Subsidiary’s obligations in respect of banker’s acceptances issued or created for the account of any Borrower or any Subsidiary to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(n)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrowers or any of their respective Subsidiaries, or Liens encumbering deposits for letters of intent or purchase agreements for Investments permitted pursuant to Section 7.03;
(o)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(p)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement;
(q)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto to the extent permitted hereunder;

Exhibit 10.1

(r)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(s)    purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to (i) operating leases of personal property entered into in the ordinary course of business or (ii) the sale of accounts receivables pursuant to Eligible Customer Sponsored Programs;
(t)    Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 7.05(g);
(u)    leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business;
(v)    the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(w)    Liens on the assets of Foreign Subsidiaries securing Indebtedness permitted by Section 7.02(v).
7.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the incurrence by Intermediate Holdings, the Borrowers or any Loan Party of obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
(b)    the incurrence of Indebtedness by a Subsidiary of Intermediate Holdings owed to Intermediate Holdings or a Subsidiary of Intermediate Holdings, which Indebtedness shall (i) in the case of Indebtedness owed to a Loan Party, constitute “Pledged Indebtedness” under the Security Agreement, (ii) be on terms (including subordination terms) reasonably acceptable to the Administrative Agent and (iii) be otherwise permitted under the provisions of Section 7.03; provided that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Borrower or a Loan Party and (B) any sale or other transfer of any such Indebtedness to a Person that is not a Borrower or a Loan Party, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrowers or such Loan Party, as the case may be, that was not permitted by this clause (b);
(c)    Indebtedness under the Loan Documents;
(d)    Indebtedness of Intermediate Holdings under the Senior Notes Documents (which may be guaranteed by Holdings and the other Guarantors as provided in the Senior Notes Documents) in an aggregate principal amount not to exceed $235,000,000.00 (as reduced by the amount of any prepayments of principal of Senior Notes made after the Closing Date); provided that the then outstanding Senior Notes may be refinanced in full, or at least a majority of the then outstanding aggregate principal amount of Senior Notes may be refinanced in part through a tender offer for or redemption of then outstanding Senior Notes, at any time through the issuance by Intermediate Holdings of the Refinancing Notes (which may be guaranteed by Holdings and the other Guarantors on substantially the same terms as their guarantees of the theretofore outstanding Senior Notes), in each case so long as (x) the aggregate principal amount of outstanding Refinancing Notes, when added to the aggregate principal amount of Senior Notes then outstanding (for this purpose disregarding (1) any Senior Notes which will be repaid with proceeds of the respective issuance of Refinancing Notes substantially concurrently therewith and (2) all Senior Notes, if Intermediate Holdings has given to the Senior Notes Trustee a notice of redemption of all outstanding Senior Notes (with the respective redemption to occur at least 30 days but not more than 60 days after the giving of the respective notice of redemption) in accordance with the provisions of the Senior Notes Indenture and has taken all actions necessary to terminate its obligations with respect to the Senior Notes and under the Senior Notes Indenture, in each case, except (i) in connection with any Legal Defeasance (as defined in the Senior Notes Indenture), those obligations set forth in clauses (1) – (4) of Section 8.02 of the Senior Notes Indenture, in

Exhibit 10.1

accordance with Sections 8.01, 8.02, 8.04 and 8.05 of the Senior Notes Indenture, (ii) in connection with any Covenant Defeasance (as defined in the Senior Notes Indenture), any obligation under the Senior Notes Indenture other than those obligations set forth in Section 8.03 of the Senior Notes Indenture, in accordance with Sections 8.01, 8.03, 8.04 and 8.05 of the Senior Notes Indenture, and (iii) in connection with any supplemental indenture to the Senior Notes Indenture that removes substantially all of the covenants from the Senior Notes Indenture, any obligations similar to those set forth in clauses (1) – (4) of Section 8.02 of the Senior Notes Indenture or other than those obligations set forth in Section 8.03 of the Senior Notes Indenture, in each case, as if the same were not outstanding, so long as the same are actually repaid substantially concurrently with the respective issuance of Refinancing Notes (in the case of preceding clause (1)) or redeemed and discharged in accordance with the respective notice of redemption and, in any event, within 40 days after the date of the respective issuance of Refinancing Notes (in the case of preceding clause (2)), does not at any time exceed $235,000,000 and (y) at the time of issuance of any Refinancing Notes and immediately after giving effect thereto, no Default or Event of Default shall be in existence and Intermediate Holdings shall be in compliance with the requirements of the Senior Notes Indenture (if any Senior Notes are to remain outstanding) and the Refinancing Notes Indenture (unless it is the initial issuance of Refinancing Notes), in each case applicable to the issuance of such Refinancing Notes and (z) the Refinancing Notes meet the requirements contained in definition of “Refinancing Notes” contained herein;
(e)     Indebtedness under the Revolving Credit Agreement and any Permitted Refinancings thereof in an amount not to exceed the Maximum ABL Amount (as defined in the Intercreditor Agreement);
(f)    Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 and any Permitted Refinancing thereof; provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such Permitted Refinancing are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;
(g)    Guarantees of the Borrowers or any Guarantor (other than Holdings) in respect of Indebtedness otherwise permitted hereunder of the Borrowers or any Guarantor; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Term Loans, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(h)    the incurrence by the Borrowers or any Subsidiary thereof of Indebtedness in respect of Capitalized Leases or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property, plant or equipment used in the business of the Borrowers or any of their Subsidiaries, in an aggregate principal amount not to exceed the greater of (x) 2.5% of Consolidated Total Assets and (y) $15.0 million at any time outstanding;
(i)    Indebtedness of any Person that becomes a Subsidiary of Intermediate Holdings after the Closing Date in accordance with the terms of Section 7.03(g), which Indebtedness is existing at the time such Person becomes a Subsidiary of Intermediate Holdings (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of Intermediate Holdings); and
(j)    the incurrence by Intermediate Holdings or any Subsidiary thereof of Indebtedness arising from agreements of Intermediate Holdings or any Subsidiary thereof, providing for indemnification, adjustment of purchase price, “earn out” or similar obligations, in each case, incurred in connection with the acquisition or disposition of assets, including shares of Equity Interests, otherwise permitted under this Agreement; provided, that the amount of such Indebtedness does not exceed the gross proceeds actually received by Intermediate Holdings and its Subsidiaries in connection with any such disposition;
(k)    the incurrence by Intermediate Holdings or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances and performance, completion and surety bonds or guarantees in the ordinary course of business;
(l)    the incurrence by Intermediate Holdings or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within ten Business Days of being incurred;

Exhibit 10.1

(m)    the incurrence by Intermediate Holdings, a Borrower or any of the other Loan Parties of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (m), not to exceed $25,000,000;
(n)    Indebtedness under Refinancing Notes, 100% of the Net Cash Proceeds of which are applied to repay, at the Borrowers’ and Intermediate Holdings option, (i) outstanding Term Loans or (ii) outstanding Senior Notes, in each case, so long as (A) no Default or Event of Default exists at the time of the issuance thereof, (B) calculations are made by Intermediate Holdings demonstrating that Intermediate Holdings shall be in compliance with the requirements of the Senior Notes Indenture (if any Senior Notes are to remain outstanding) and the Refinancing Notes Indenture (unless it is the initial issuance of Refinancing Notes), in each case applicable to such issuance of Refinancing Notes after giving effect thereto; (C) the Refinancing Notes meet the requirements contained in the definition of “Refinancing Notes” contained herein; and (D) Intermediate Holdings shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of this clause (n);
(o)    the incurrence by Intermediate Holdings or any Subsidiary of Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 7.05(g);
(p)    the incurrence by Intermediate Holdings or any Subsidiary of Permitted Unsecured Debt, and Permitted Refinancings thereof, not to exceed $200.0 million at any time outstanding; provided that immediately after giving effect to such incurrence, (A) no Default or Event of Default shall have occurred or be continuing, (B) as at the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered in accordance with Section 6.01(a) or (b), Intermediate Holdings and its Subsidiaries shall have a Consolidated Leverage Ratio for the Measurement Period ended on the last day of such Fiscal Quarter of not greater than 5.25:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such incurrence had been consummated as of the first day of the Measurement Period covered thereby and (C) Intermediate Holdings shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of preceding clauses (A) and (B) and containing the calculations required by preceding clause (B);
(q)    Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(r)    For the period commencing on the Closing Date and terminating on the 60th day thereafter, Indebtedness consisting of the Existing Senior Notes, pending the redemption or purchase and cancellation by Intermediate Holdings thereof;
(s)    Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business;
(t)    Indebtedness representing deferred compensation to employees of Intermediate Holdings or any of its Subsidiaries incurred in the ordinary course of business;
(u)    Indebtedness in respect of obligations of Intermediate Holdings or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; and
(v)    Indebtedness of Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (v) shall not exceed $30.0 million at any time outstanding (for the avoidance of doubt, the Indebtedness permitted pursuant to this clause (v) shall be in addition to Indebtedness of Foreign Subsidiaries incurred under the Revolving Credit Agreement or any Permitted Refinancing thereof)
.
7.03    Investments. Make or hold any Investments, except:
(a)    Investments held by the Borrowers and their respective Subsidiaries in the form of Cash Equivalents; provided that Cash Equivalents are not subject to setoff rights except to the extent expressly permitted in any Account Control Agreements or Securities Account Control Agreements;

Exhibit 10.1

(b)    advances to officers, directors and employees of the Borrowers and their respective Subsidiaries in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
(c)    (i) Investments by the Borrowers and their respective Subsidiaries in their respective Subsidiaries outstanding on the Closing Date, (ii) additional Investments by the Borrowers and their respective Subsidiaries in Loan Parties (other than Holdings), and (iii) additional Investments by Subsidiaries of the Borrowers that are not Loan Parties in other Subsidiaries that are not Loan Parties;
(d)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(e)    Guarantees permitted by Section 7.02;
(f)    Intermediate Holdings and its Subsidiaries may make and hold Investments existing on the Closing Date and any extensions, renewals, or reinvestments thereof (of any form), so long as the aggregate amount of all Investments pursuant to this clause (f) is not increased at any time above the amount of such Investment existing on the Closing Date;
(g)    the purchase or other acquisition (including as a result of a merger or consolidation) of all of the Equity Interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by a Borrower or one or more of its wholly-owned Subsidiaries (or Intermediate Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to one or more Borrowers or their respective Subsidiaries contemporaneously with the consummation thereof); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(g):
(i)    any such newly-created or acquired Subsidiary shall become a Loan Party and shall otherwise comply with the requirements of Section 6.12; provided that such requirement shall not apply to a Subsidiary of a Foreign Subsidiary that is not required to become a Loan Party under Section 6.12;
(ii)    the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrowers and their respective Subsidiaries in the ordinary course;
(iii)    such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of Intermediate Holdings and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of Intermediate Holdings or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);
(iv)    (A) immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, as at the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered in accordance with Section 6.01(a) or (b), Intermediate Holdings and its Subsidiaries shall have a Consolidated Leverage Ratio for the Measurement Period ended on the last day of such Fiscal Quarter of not greater than 5.25:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the Measurement Period covered thereby; and
(v)    the Borrowers shall have delivered to the Administrative Agent and each Lender, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that all of the requirements set forth in this clause (v) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

Exhibit 10.1

(h)    Investments by the Borrowers and their Subsidiaries not otherwise permitted under this Section 7.03 in an aggregate amount not to exceed (x) $10,000,000 plus (y) the Available Amount;
(i)    Investments by the Borrowers or their Subsidiaries funded solely by Excluded Contributions contributed to Intermediate Holdings (and then either Borrower) by Holdings, Parent Company or Sponsor Group;
(j)    Investments by the Borrowers or their Subsidiaries in joint ventures and/or Foreign Subsidiaries not in excess of the greater of $15.0 million and 2.5% of Consolidated Total Assets as of the end of the Fiscal Quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 6.01 in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof); provided that if any Investment pursuant to this clause (j) is made in any Person that is not a Subsidiary at the date of the making of such Investment and such Person becomes a Subsidiary after such date pursuant to another Investment the amount of which, when taken together with the amount of the prior Investment, would be permitted under another provision of this Section 7.03, any Investment in such Person outstanding under this clause (j) shall thereafter be deemed to have been made pursuant to such other provision and shall cease to have been made pursuant to this clause (j) for so long as such person continues to be a Subsidiary;
(k)    Investments arising out of the receipt by Intermediate Holdings or any of its Subsidiaries of non-cash consideration for the sale of assets permitted under Section 7.05;
(l)    Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 7.06;
(m)    Investments consisting of the redemption of any intercompany loans between the Loan Parties; and
(n)    Investments resulting from pledges and deposits under Sections 7.01(e), (f), (h), (n) and (o).
7.04    Fundamental Changes. (a) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(i)    any Subsidiary of any Borrower may merge with (A) any Borrower, provided that such Borrower shall be the continuing or surviving Person, or (B) any one or more other Subsidiaries, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;
(ii)    any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Loan Party (other than Holdings or Intermediate Holdings);
(iii)    any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (A) another Subsidiary that is not a Loan Party or (B) to a Loan Party;
(iv)    so long as no Default has occurred and is continuing or would result therefrom, each Borrower and each of their respective Subsidiaries may merge into or consolidate with any other Person (other than Holdings or Intermediate Holdings) or permit any other Person (other than Holdings or Intermediate Holdings) to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (A) in the case of any such merger to which a Borrower is a party, such Borrower is the surviving corporation and (B) in the case of any such merger to which any Loan Party (other than a Borrower) is a party, such Loan Party is the surviving corporation; and
(v)    any Loan Party may merge with any other Person in furtherance of any transaction otherwise permitted under Section 7.03(g); provided that such Loan Party shall be the surviving or continuing Person.
(b)    Any Immaterial Subsidiary may merge, dissolve, liquidate, consolidate with or into any Loan Party or Subsidiary of a Loan Party; provided that any such Loan Party shall be the surviving person.

Exhibit 10.1

7.05    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)    Dispositions of inventory in the ordinary course of business;
(c)    Dispositions of equipment or Real Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property, provided, however, that in the case of a disposition of Real Property complying with this Section 7.05(c), such replacement property shall be subject to the Lien in favor of the Administrative Agent in compliance with Section 6.12(b);
(d)    Dispositions of property by Intermediate Holdings or any Subsidiary to either Borrower or another wholly-owned Subsidiary of either Borrower; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be a Borrower or a Guarantor;
(e)    Dispositions permitted by Section 7.04;
(f)    the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;
(g)    each Borrower and each of their respective Subsidiaries may effect Sale-Leaseback Transactions involving real property acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for cash in an amount at least equal to the cost of such property; provided that any Net Cash Proceeds received by the Borrowers or any of its Subsidiaries from any such Sale-Leaseback Transaction shall be applied to repay Term Loans as provided in Section 2.05(b)(ii) or reinvested or retained to the extent permitted by Section 2.05(b)(ii);
(h)    Intermediate Holdings and its Subsidiaries may sell assets, so long as (i) no Event of Default then exists or would result therefrom, (ii) each such sale is on terms and conditions not less favorable to the Borrowers or such Subsidiary as would reasonably be obtained by the Borrowers or such Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate and the Borrowers or such Subsidiary receives at least Fair Market Value (as determined in good faith by the Borrowers or such Subsidiary, as the case may be), (x) at least 75% of the consideration received by the Borrowers or such Subsidiary shall be in the form of cash or Cash Equivalents (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the Fair Market Value, as determined by the Borrowers or such Subsidiary, as the case may be, in good faith, of any other consideration) and is paid at the time of the closing of such sale, (y) the Net Cash Proceeds therefrom are applied as (and to the extent) required by Section 2.05(b)(ii) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iii) shall not exceed, over the term of the Facility, the greater of $30,000,000 and 5.0% of Consolidated Total Assets as of the end of the Fiscal Quarter immediately prior to the date of such Disposition for which financial statements have been delivered pursuant to Section 6.01; provided that in no event shall Intermediate Holdings be permitted to sell or otherwise Dispose of any Equity Interests in any Borrower or any other Loan Party (other than Dispositions of Equity Interests in any Subsidiary acquired after the Closing Date and Disposed of in accordance with Section 7.05(k));
(i)    Dispositions of Cash Equivalents;
(j)    Leases or sub-leases of Real Property or personal property in the ordinary course of business; and
(k)    Intermediate Holdings may make Dispositions to its Subsidiaries in furtherance of any transaction otherwise permitted under Section 7.03(g); and
(l)    Dispositions of any accounts receivable pursuant to Eligible Customer Sponsored Programs;
provided, however, that any Disposition pursuant to Section 7.05(b) through Section 7.05(g), Section 7.05(i) through Section 7.05(j), shall be for Fair Market Value.
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests or accept any capital

Exhibit 10.1

contributions, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)    each Subsidiary may make Restricted Payments to Intermediate Holdings, any Subsidiaries of Intermediate Holdings that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)    Intermediate Holdings, the Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)    except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.05(b)(iii), Intermediate Holdings, the Borrowers and each Subsidiary may purchase, redeem or otherwise acquire its common Equity Interests with the proceeds received from the substantially concurrent issue of new common Equity Interests;
(d)    the Borrowers (and, thereafter, if applicable and with the same amounts, Intermediate Holdings and Holdings) may (i) declare or pay cash dividends to its stockholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it, in an aggregate amount with respect to such subclauses (i) and (ii) together not to exceed the sum of (x) $10,000,000 plus (y) the Available Amount; provided that immediately after giving effect to such Restricted Payment, as at the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered in accordance with Section 6.01(a) or (b), Intermediate Holdings and its Subsidiaries shall have a Consolidated Leverage Ratio for the Measurement Period ended on the last day of such Fiscal Quarter of not greater than 5.25:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such Restricted Payment had been consummated as of the first day of the Measurement Period covered thereby;
(e)    the Borrowers (and, thereafter, if applicable and with the same amounts, Intermediate Holdings and Holdings) may declare and pay Permitted Payments to Parent; provided, however, that any payments to be made by the Loan Parties under the Management Agreement not paid during any period while a Default or Event of Default has occurred and is continuing or would arise as a result of such payment, shall accrue and may be paid when no Default or Event of Default exists;
(f)    the Borrowers, Intermediate Holdings and Holdings may declare and pay, on the Closing Date, the Closing Date Distribution;
(g)    non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and
(h)    the Borrowers (and, thereafter, and with the same amounts, Intermediate Holdings and Holdings) may make Restricted Payments to allow Holdings and any Parent Company to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person.

Exhibit 10.1

7.07    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Intermediate Holdings and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.
7.08    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than (i) on fair and reasonable terms substantially as favorable to such Loan Party as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (ii) transactions between Loan Parties otherwise permitted under this Agreement, (iii) transactions described under the Management Agreement as in effect on the Closing Date, (iv) payments on or after the Closing Date to stock option holders that are employees of the Loan Parties and which are related to the Closing Date Distribution and (v) Restricted Payments Permitted pursuant to Section 7.05.
7.09    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (i) of any Subsidiary to make Restricted Payments to Intermediate Holdings or any Guarantor or to otherwise transfer property to or invest in Intermediate Holdings or any Guarantor, except for (A) the Revolving Credit Agreement, the Senior Notes Indenture, the Refinancing Notes Indenture, the Permitted Unsecured Debt Documents or, in each case, any Permitted Refinancing thereof, (B) any other agreement existing on the Closing Date and set forth on Schedule 7.09 or (C) at the time any Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of a Borrower, (ii) of any domestic Subsidiary to Guarantee the Indebtedness of a Borrower or (iii) of Intermediate Holdings or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(h), (B) any Liens permitted under Section 7.01(s)(ii), and/or (C) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
7.10    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11    Immaterial Subsidiaries. In the case of Immaterial Subsidiaries (and unless any such Immaterial Subsidiary has become a Loan Party hereunder), engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in any Subsidiaries that are also Immaterial Subsidiaries, (b) maintaining their respective corporate existence, (c) participating in tax, accounting and other administrative activities as a member of a consolidated group of companies, including the Loan Parties and (d) activities incidental to the businesses or activities described in clauses (a) through (c) of this Section 7.11. For the avoidance of doubt, no Immaterial Subsidiary (unless such Immaterial Subsidiary has become a Loan Party hereunder) may incur or guaranty any Indebtedness under the Revolving Credit Documents, the Senior Note Documents, the Refinancing Note Documents, if any, or the Permitted Unsecured Debt Documents, if any.
7.12    Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding $45,000,000, in the aggregate for the Borrowers and their domestic Subsidiaries during each Fiscal Year; provided, however, that so long as no Default or Event of Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure solely in the next following Fiscal Year.
7.13    Amendments of Organization Documents. Amend any of its Organization Documents other than any amendment or modification that is not adverse to the interests of the Lenders in any material respect.

Exhibit 10.1

7.14    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required by GAAP or as required by the SEC or other Governmental Authorities, or (b) the Loan Parties’ Fiscal Year.
7.15    Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness (including, without limitation, under the Senior Notes Documents, the Refinancing Notes Documents and the Permitted Unsecured Debt Documents), except (a) the prepayment of the Credit Extensions in accordance with the terms of this Agreement, (b)(i) the voluntary prepayment of Indebtedness outstanding under the Revolving Credit Agreement and Permitted Refinancings thereof in accordance with the terms thereof, (ii) the mandatory prepayment of Indebtedness outstanding under the Revolving Credit Agreement solely with the sale or insurance proceeds of any ABL Priority Collateral (as defined in the Intercreditor Agreement) and (iii) the prepayment of Indebtedness outstanding under the Revolving Credit Agreement and Permitted Refinancings thereof with the proceeds of Permitted Refinancings thereof in compliance with Section 7.02(e), (c) required mandatory repayments or redemptions of Indebtedness outstanding under the Senior Notes Indenture or the Refinancing Notes Indenture and the prepayment of Indebtedness outstanding under the Senior Notes Indenture or the Refinancing Notes Indenture with the proceeds of Refinancing Notes in compliance with Section 7.02(d), (d) the prepayment of Permitted Unsecured Debt and Permitted Refinancings thereof with the proceeds of Permitted Refinancings thereof in compliance with Section 7.02(p), (e) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Indebtedness in compliance with Section 7.02(f) and (f) payments in an amount not to exceed the Available Amount; provided that immediately after giving effect to such payment, as at the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered in accordance with Section 6.01(a) or (b), Intermediate Holdings and its Subsidiaries shall have a Consolidated Leverage Ratio for the Measurement Period ended on the last day of such Fiscal Quarter of not greater than 5.25:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such payment had been consummated as of the first day of the Measurement Period covered thereby.
7.16    Amendment of Indebtedness. Amend, modify or change in any manner any term or condition of the Revolving Credit Documents, Senior Note Documents, Refinancing Note Documents or Permitted Unsecured Debt Documents or any Indebtedness set forth in Schedule 7.02 (in each case, after the entering into thereof), except for any Permitted Refinancing, refinancing, refunding, renewal or extension thereof permitted by Section 7.02 and other than any amendment or modification that is not adverse to the interests of the Lenders in any material respect (for the avoidance of doubt, a Permitted Refinancing shall not be considered to be adverse to the interests of the Lenders for purposes of this Section 7.16).
7.17    Holding Company. In the case of Holdings, engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in Intermediate Holdings, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as a member of a consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) its guarantee of Indebtedness outstanding under the Revolving Credit Documents, Senior Note Documents, Refinancing Note Documents and Permitted Unsecured Debt Documents and (f) activities incidental to the businesses or activities described in clauses (a) through (e) of this Section 7.17.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrowers or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within five (5) days after the same becomes due, any

Exhibit 10.1

interest on any Loan, or any fee due hereunder, or (iii) pay within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or 6.12 or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove to be false or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or
(f)    Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

Exhibit 10.1

(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan or a Foreign Benefit Event occurs with respect to any Foreign Pension Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA or applicable Laws, to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01, and, in the case of the ABL Priority Collateral (as defined the Intercreditor Agreement), the Intercreditor Agreement) on the Collateral purported to be covered thereby (except from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under any Collateral Document and other than with respect to Collateral with an aggregate Fair Market Value not in excess of $2,500,000).
8.02    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and
(c)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to

Exhibit 10.1

the respective Lenders arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Third held by them;
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto. For the avoidance of doubt, notwithstanding any other provision of any Loan Document, no payment received directly or indirectly from any Loan Party that is not a Qualified ECP Guarantor shall be applied directly or indirectly by the Administrative Agent or otherwise to the payment of any Excluded Swap Obligations.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Exhibit 10.1

9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers or a Lender; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers),

Exhibit 10.1

independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
9.06    Resignation and Removal of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.   If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (c) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor.   If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice.  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable)(a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in

Exhibit 10.1

taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the First Amendment Sole Lead Arranger or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder but shall be entitled to all benefits of this Section 9.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
9.10    Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;
(b)    to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) and/or Section 7.01(s).
For the avoidance of doubt, the Lenders agree that any sales of accounts receivable pursuant to any Eligible Customer Sponsored Program constitute a sale permitted under the Credit Agreement and under any other Loan

Exhibit 10.1

Document and that therefore the Administrative Agent, in its discretion, may release (and subordinate) any Lien on such disposed assets granted to or held by the Administrative Agent under any Loan Document pursuant to this Section 9.10.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
ARTICLE X
CONTINUING GUARANTY

Exhibit 10.1

10.01    Guaranty. Each Guarantor party hereto hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
10.02    Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.
10.03    Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
10.04    Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against each such Guarantor to enforce this Guaranty whether or not the Borrowers or any other person or entity is joined as a party.
10.05    Subrogation. Guarantors shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments they makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

Exhibit 10.1

10.06    Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrowers or any other Loan Party is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of Guarantors under this paragraph shall survive termination of this Guaranty.
10.07    Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to such Guarantor as subrogee of the Secured Parties or resulting from Guarantors’ performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrowers to such Guarantor shall be enforced and performance received by Holdings as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.
10.08    Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor immediately upon demand by the Secured Parties.
10.09    Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
10.10    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under its Guarantee in respect of obligations under any Secured Hedge Agreement (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 10.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.10, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 10.10 shall remain in full force and effect until all of the Obligations and any other amounts payable under this Guarantee (other than unmatured indemnification obligations) are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Each Qualified ECP Guarantor intends that this Section 10.10 constitute, and this Section 10.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XI
MISCELLANEOUS

Exhibit 10.1

11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Lenders, as the case may be;
(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document (including any scheduled Repayment Date) for any payment (excluding mandatory prepayments other than payments of Repayment Amounts) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (ii) of the second proviso to this Section 11.01) any fees or other amounts payable (including any Repayment Amount) hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder or to reduce the Applicable Prepayment Percentage or otherwise reduce any amount payable hereunder;
(f)    change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(g)    change any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(h)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;
(i)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent such right is granted to such Lender in clauses (c), (d), (e), (f), (h) and (i) above.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

Exhibit 10.1

11.02    Notices; Effectiveness; Electronic Communications. Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Loan Party or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, any Arranger, the First Amendment Sole Lead Arranger or any of their respective Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s, any Arranger’s, the First Amendment Sole Lead Arranger’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

Exhibit 10.1

(d)    Change of Address, Etc. Each of Holdings, Intermediate Holdings, the Borrowers and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each Arranger, the First Amendment Sole Lead Arranger, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
11.04    Expenses; Indemnity; Damage Waiver. Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the First Amendment Sole Lead Arranger and any of their Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the

Exhibit 10.1

transactions contemplated hereby or thereby shall be consummated), and (ii) all out‑of‑pocket expenses incurred by the Administrative Agent, the First Amendment Sole Lead Arranger or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the First Amendment Sole Lead Arranger or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Claim or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party or any of the Borrowers’ or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
(c)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Exhibit 10.1

(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations.
11.05    Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns. Successors and Assigns Generally. The provisions of this Agreement shall be effective on the Repricing Effective Date and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (A) above, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single

Exhibit 10.1

Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Loan Parties. No such assignment shall be made to any Loan Party or any of their respective Subsidiaries.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vii)    Affiliated Lenders. Assignments to or from an Affiliated Lender shall be subject to the following additional conditions:
(A)    such assignment must be made pursuant to an open market purchase;
(B)    no Default shall have occurred or be continuing or would result from such assignment;
(C)    the assigning Lender and the assignee Affiliated Lender shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E-3 hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption, and such Affiliated Lender Assignment and Assumption shall contain the following provisions: (1) the assignor/assignee Affiliated Lender shall each represent to the Administrative Agent in the Affiliated Lender Assignment and Assumption that the limitation set forth in Section 11.06(b)(vii)(D) has not been violated, and (2) the assignor/assignee Affiliated Lender shall represent that such Affiliated Lender is not in possession of any Borrower Restricted Information that has not been disclosed to the Lenders generally (other than those Lenders who have elected to not receive any Borrower Restricted Information with respect to any Loan Party);
(D)    after giving effect to any such assignment, Affiliated Lenders shall not, in the aggregate, own or hold Loans with an aggregate principal amount in excess of 15% of the principal amount of all Loans then outstanding;

Exhibit 10.1

(E)    Each Affiliate Lender, in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action that adversely affects such Affiliate Lender in any material respect as compared to other Lenders holding the same Series of Term Loans, shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders (provided that, for the avoidance of doubt, such exception shall not apply to any amendment, modification, waiver, consent or other action otherwise permitted by Section 2.15). Each of the Borrowers and each Affiliate Lender hereby agrees that if a case under Title 11 of the Bankruptcy Code is commenced against the Borrowers, the Borrowers, with respect to any plan of reorganization that does not adversely affect any Affiliate Lender in any material respect as compared to other Lenders, shall seek (and each Affiliate Lender shall consent) to designate the vote of any Affiliate Lender and the vote of any Affiliate Lender with respect to any such plan of reorganization of the Borrowers or any Affiliate of the Borrowers shall not be counted. Each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause;
(F)    Affiliated Lenders shall not receive information provided to Lenders by the Administrative Agent or any of the Lenders (other than notices of Borrowings and prepayments and other administrative notices in respect of Loans or Commitments required to be delivered to Lenders pursuant to Article II) and will not be permitted to attend or participate in any meeting not attended by the Borrowers;
(G)    No Affiliate Lender shall have any right to make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents; and
(H)    After giving effect to any such assignment, if Affiliated Lenders shall, in the aggregate, own or hold Loans with an aggregate principal amount in excess of 15% of the original principal amount of all Loans then outstanding, then (1) the portion of the assigned Loans in excess of such 15% limit shall be null and void and the Register shall be modified to reflect such void portion of the assigned Loans, and (2) the assigning Lender shall refund to the Affiliated Lender a pro rata portion of the purchase price of the Loans assigned pursuant to the Affiliated Lender Assignment and Assumption, which pro rata portion shall reflect the amount of Loans voided pursuant to subclause (1) above. The Administrative Agent shall not have any affirmative obligation to determine whether the Loans held by Affiliated Lenders exceed the 15% limit set forth in this clause (H).
Any attempted assignment or transfer by a Lender to an Affiliated Lender that does not comply with the foregoing requirements in this Section 11.06(b)(vii) shall be null and void. All parties hereto acknowledge and agree that the Administrative Agent shall have no obligation or duty to monitor or track whether any Affiliated Lender has exceeded the 15% limit set forth in Section 11.06(b)(vii)(H).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 11.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the

Exhibit 10.1

rights and obligations of a Lender under this Agreement (including compliance with Section 3.01(e), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. It is understood and agreed that the Administrative Agent is directed and authorized to update and/or modify the Register to reflect and give effect to the First Amendment and the transactions contemplated thereby.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b), provided that such Participant agrees to be subject to Section 3.01 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Loan or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant

Exhibit 10.1

and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, members, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective, direct or indirect, counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person in accordance with their customary practices.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff

Exhibit 10.1

and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
11.13    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

Exhibit 10.1

(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
11.14    Governing Law; Jurisdiction; Etc. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON

Exhibit 10.1

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the First Amendment Sole Lead Arranger, are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the First Amendment Sole Lead Arranger, on the other hand, (B) each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, the First Amendment Sole Lead Arranger, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, the Arrangers, the First Amendment Sole Lead Arranger, or the Lenders has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the First Amendment Sole Lead Arranger, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Arrangers, the First Amendment Sole Lead Arranger or the Lenders has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, the First Amendment Sole Lead Arranger, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.
11.19    Time of the Essence. Time is of the essence of the Loan Documents.
11.20    Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests

Exhibit 10.1

securing indebtedness and obligations under the Existing Credit Agreement and that all Indebtedness and Obligations of the Loan Parties under the Loan Documents shall be secured by the Collateral Documents and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under and in accordance with the Existing Credit Agreement. In addition, unless specifically amended hereby, each of the Loan Documents, the Exhibits and Schedules to the Existing Credit Agreement shall continue in full force and effect and that, from and after the Repricing Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.